Exhibit 1.1

EXECUTION VERSION

AMENDMENT No. 4 dated as of July 25, 2023 (this “Amendment”) to the Amended and Restated Credit Agreement dated as of July 20, 2018 (as amended, modified or otherwise supplemented through the date hereof, the “Credit Agreement”), by and among AERSALE, INC., a Florida corporation, AERSALE USA 1 LLC, a Delaware limited liability company, AERSALE COMPONENT SOLUTIONS, INC., a New Mexico corporation, AerSale Aviation Limited, an Irish private company limited by shares, AerSale 27469 Aviation Limited, an Irish private company limited by shares, AerSale 27910 Aviation Limited, an Irish private company limited by shares, CORAL GABLES 1 LIMITED, an Irish private company limited by shares, CORAL GABLES 2 LIMITED, an Irish private company limited by shares, AVBORNE ACCESSORY GROUP, INC., a Delaware corporation, AERSALE USA 2 SUB LLC, a Delaware limited liability company, QWEST AIR PARTS, LLC, a Florida limited liability company, Q2 AVIATION LLC, a Tennessee limited liability company, AIRCRAFT COMPOSITE TECHNOLOGIES, INC., a Florida corporation, and AERSALE IRELAND 1 LIMITED, an Irish private company limited by shares (each a “Borrower” and collectively, the “Borrowers”), AERSALE AVIATION INC., a Delaware corporation formerly known as AerSale Corp. (“AerSale Aviation”), AERSALE CORPORATION, a Delaware corporation (“AerSale Corporation”) and MONOCLE PARENT LLC, a Delaware limited liability company (“Monocle Parent” and together with AerSale Aviation and AerSale Corporation, each a “Parent Company” and collectively, the “Parent Companies”; the Parent Companies together with the Borrowers are referred to herein as the “Loan Parties” and each a “Loan Party”), the Lenders signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender (the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

R E C I T A L S

WHEREAS, the Borrowers, Parent Companies, Agent and the Lenders signatory thereto are parties to the Credit Agreement;

WHEREAS, the Borrowers request that the Agent and the Lenders agree to make certain amendments to the Credit Agreement;

WHEREAS, for the amendments contemplated in this Amendment to be effective, Section 14.1(a) of the Credit Agreement requires the consent of all Lenders;

WHEREAS, PNC Bank, National Association and HSBC Bank USA, National Association, are each referred to herein as a “New Lender” and collectively the “New Lenders”;

WHEREAS, City National Bank of Florida and Fifth Third Bank, National Association, are each referred to herein as an “Exiting Lender” and collectively the “Exiting Lenders”;

WHEREAS, the Lenders signatory hereto constitute all Lenders under the Credit Agreement; and

[AerSale] Fourth Amendment

WHEREAS, the Agent and the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises, the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1:Amendments to Credit Agreement.
(A)Upon the effectiveness of this Amendment, the Credit Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.
(B)Exhibit B-1 to the Credit Agreement is hereby replaced with Exhibit B-1 to this Amendment.
(C)Schedule C-1 to the Credit Agreement is hereby replaced with Schedule C-1 to this Amendment.
Section 2:Joinder of New Lenders; Reallocation of the Advances and the Commitment Amounts.
(A)Subject to the terms and conditions hereof and of the Credit Agreement, each New Lender hereby agrees to become a Lender under the Credit Agreement with a Revolver Commitment as set forth in Schedule C-1 hereto.  Each New Lender (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon Agent or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is not a Disqualified Institution, natural person, Loan Party, Affiliate of a Loan Party or any Sponsor Affiliated Entity; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  From and after the Fourth Amendment Effective Date, each New Lender shall be deemed to be and shall enjoy all rights, benefits and privileges of a “Lender” under and in respect of the Loan Documents and each reference to the “Lenders” in the Loan Documents shall be deemed to include each New Lender.
(B)On the Fourth Amendment Effective Date (as defined below), the Lenders party to this Amendment shall, by assignments among them (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Fourth

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Amendment Effective Date), acquire or dispose of a portion of the Revolving Loans and Revolver Commitments, as applicable, and shall, through Agent, make such other adjustments among themselves as may be necessary so that after giving effect to such assignments and adjustments and the Commitments of Lenders not party to the Credit Agreement prior to giving effect to this Amendment, (a) all Lenders listed on Schedule C-1 shall hold all Revolving Loans outstanding under this Agreement ratably in accordance with their respective Commitments as reflected on Schedule C-1 hereto and (b) each Exiting Lender shall have no Commitments which each such Exiting Lender shall confirm in writing.  On the Fourth Amendment Effective Date, all Interest Periods in respect of any SOFR Loans under the Credit Agreement that were required to be assigned as set forth above shall automatically be terminated solely with respect to any such Lender that has assigned any such SOFR Loans (but not with respect to any Lender that is an assignee of any such Lender).  Borrowers shall on the Fourth Amendment Effective Date, as applicable, make payments to the Lenders that held such SOFR Loans under the Credit Agreement prior to giving effect to this Amendment that were required to be assigned as set forth above to compensate for such termination as if such termination were a payment or prepayment referred to in Section 2 of the Credit Agreement.
Section 3:Representations and Warranties. The Loan Parties hereby represent and warrant to the Agent and the Required Lenders as follows:
(i)After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
(ii)The execution, delivery and performance by each of the Loan Parties of this Amendment and the other Loan Documents executed in connection herewith are within the scope of its corporate or other organizational power, and have been duly authorized by all necessary corporate or organizational action, and no material authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution or delivery of this Amendment and the other Loan Documents executed in connection herewith or for the validity or enforceability hereof and thereof except for those which been duly obtained, made or complied with prior to the date hereof. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(iii)The persons executing this Amendment and the other Loan Documents executed in connection herewith are duly authorized to execute this Amendment and the other Loan Documents executed in connection herewith and bind each Loan Party.
(iv)All representations and warranties of each Loan Party contained in the Credit Agreement and those set forth herein (other than the representations or warranties expressly made only on and as of the Closing Date) are true and correct in all material

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respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
Section 4:No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect without modification or waiver.
Section 5:Effectiveness. This Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) upon the satisfaction of the conditions listed below.  Further, no Lender shall be obligated to make any advance or Loan, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner described below or reasonably satisfactory to, or waived in writing by, Agent and each Lender:
(A)Amendment.  This Amendment, or counterparts hereof shall have been duly executed by Agent, the Lenders, each Loan Party, and delivered to Agent together with, where applicable, affidavits of execution outside of Florida.
(B)Notes.  Amended and restated notes or new notes, as applicable, for each Lender requesting a note on or prior to the date of this Amendment to evidence their Revolver Commitment shall have been duly executed by each Borrower and delivered to Agent.
(C)Amended and Restated Fee Letter.  The amended and restated Fee Letter shall have been duly executed by Agent and AerSale, as Administrative Borrower, and delivered to Agent.
(D)Amendments to Security Documents, etc.  (i) An amendment to the Guaranty and Security Agreement (the “Security Agreement Amendment”), and an amendment to each Aircraft Mortgage and each Engine Mortgage, shall have been duly executed by Agent and each Loan Party (together with the Security Agreement Amendment, the “Security Document Amendments”) and Borrower’s applicable counsel shall have confirmed to the Agent that it holds a duly executed counterpart of each Security Document Amendment and is authorized to file such of the Security Document Amendments as pertain to FAA Registry Aircraft and FAA Registry Engines (the “FAA Registry Documents”) with the Federal Aviation Administration registry upon notification that this Amendment is effective, and that it holds all necessary authorizations and appointments to register international interests with respect to all of the Whole Aircraft Collateral and Whole Engine Collateral described in the Guaranty and Security Agreement; and (ii) a deed of confirmation with respect to the existing Irish law security documents to which the Loan Parties organized under the laws of Ireland are parties shall have been duly executed by Agent and each Loan Party organized under the laws of Ireland.
(E)Secretary’s Certificates.  Agent shall have received, and copies thereof shall have been provided to any Lender requesting such documentation, (i) a certificate from the Secretary of each Loan Party (or, with respect to any Irish Borrower, a Director of such Irish Borrower) (1) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of this Amendment and any other Loan Document executed in connection with this Amendment to which it is a party, (2) authorizing specific officers of such Loan Party to execute the same, (3) attesting to the incumbency and signatures of such specific officers of such Loan Party and (4) as applicable, attesting to the power of attorney of such Loan

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Party in respect of its execution, delivery and performance of the Loan Documents to which it is a party; and (ii) copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the date hereof, which Governing Documents shall be (1) certified by a Secretary of such Loan Party (or, with respect to any Irish Borrower, the Director of such Irish Borrower), and (2) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the date hereof) by the appropriate governmental official; provided that such documents shall not be required to be delivered with respect each Loan Party if such Loan Party certifies that the applicable documents previously delivered to the Agent in connection with the Credit Agreement remain in full force and effect and have not been amended, modified, revoked or rescinded since the date they were delivered.
(F)Certificates of Status.  Agent shall have received, and copies thereof shall have been provided to any Lender requesting such documentation, (i) a certificate of status with respect to each Loan Party, dated within 10 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction; and (ii) certificates of status with respect to each Loan Party, each dated within 30 days of the date hereof, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions.
(G)Legal Opinion.  Agent shall have received opinions of the Loan Parties’ counsel (including, without limitation, opinions of Latham & Watkins LLP, as special counsel to certain of the Loan Parties, Gordon, Rees, Scully & Mansukhani, LLP, as local Florida counsel to certain of the Loan Parties, and McCann FitzGerald, as counsel to the Irish Borrowers) each addressed to and, in form and substance satisfactory to, Agent and each Lender.
(H)Tennessee Tax Affidavit.  Agent shall have received a Sworn Statement of Apportionment Pursuant to T.C.A. §67-4-409(b)(7) duly executed by Q2 Aviation LLC.
(I)KYC.  Agent and the Lenders shall have received, in form and substance acceptable to Agent and each Lender, such documentation and other information requested in connection with applicable “know your customer” due diligence, the results of which shall all be satisfactory to Agent and each Lender.
(J)Approvals.  Parent and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Parent or its Subsidiaries of this Amendment and the other Loan Documents executed in connection herewith or with the consummation of the transactions contemplated thereby.
(K)Payment of Fees and Expense.  Borrowers shall have (i) paid all fees required to be paid to Agent and/or the Lenders under the Fee Letter and (ii) reimbursed Agent for all reasonable fees, costs and expenses of closing presented as of the date hereof.

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(L)Representations and Warranties.  All of the representations and warranties made by any Loan Party in this Amendment shall be true and correct in all material respects on and as of the date hereof.
(M)Other Matters.  All other documents and legal matters in connection with the transactions contemplated by this Amendment pursuant to this Section 5 shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

The release of the signature pages to this Amendment executed by the Agent and each Lender shall be conclusive evidence that each of the conditions listed above have been satisfied and/or waived in writing by the Agent and each Lender.

Section 6:Covenant.  As soon as reasonably practicable after the date hereof, and in no event later than 45 days after the date hereof, the Loan Parties hereby agree to authorize and direct their relevant counsel to file the FAA Registry Documents with the Federal Aviation Administration registry, register on the international registry the international interests contemplated in Section 5(D) above and deliver to Agent, with copies thereof to any Lender requesting such documentation, a memorandum from McAfee & Taft confirming that (i) the FAA Registry Documents have been duly filed with and recorded by the FAA and (ii) international interests with respect to all of the Whole Aircraft Collateral and Whole Engine Collateral have been duly registered on the International Registry, as contemplated under Section 5(D) above, together with the post-closing priority search certificates evidencing such registrations, in form and substance satisfactory to Agent.
Section 7:Guarantor Reaffirmation and Consent.  Each Guarantor hereby (a) consents to this Amendment; (b) acknowledges and reaffirms all of its obligations under any Loan Document to which it is a party; (c) agrees that each Loan Document to which it is a party is and shall remain in full force and effect for the benefit of Agent and each Lender, (d) confirms that the Guaranteed Obligations (as defined in the Guaranty and Security Agreement) include the Obligations, as increased, extended, and otherwise modified hereby and (e) ratifies and confirms its consent to any previous amendments of the Credit Agreement and any previous waivers granted with respect to the Credit Agreement.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, such Guarantor understands that neither Agent nor any Lender shall have any obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.
Section 8:Expenses. The Borrowers agree to reimburse the Agent for its documented out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the documented fees, charges and disbursements of one counsel for the Agent, reasonably incurred to the extent required by Section 2.5(a) of the Credit Agreement.
Section 9:Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing and delivering one or more counterparts.  Any such signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

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[AerSale] Fourth Amendment

Section 10:Benefit of Amendment. The provisions of this Amendment shall be binding upon and inure to the benefit of each of the parties hereto. No person, other than the parties hereto, shall be entitled to claim any right or benefit hereunder, as a third-party beneficiary or otherwise.
Section 11:Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), which would result in the application of the laws of any other jurisdiction.
Section 12:No Novation.  This Amendment is given in amendment and extension (but not in novation, extinguishment or satisfaction) of the Credit Agreement.  All Liens and security interests securing payment of the obligations under the Credit Agreement are hereby collectively renewed, extended, ratified and brought forward as security for the payment and performance of the Obligations.  With respect to matters relating to the period prior to the date hereof, all of the provisions of the Credit Agreement, and the security agreements and other documents, instruments or agreements executed in connection therewith, are each hereby ratified and confirmed and shall remain in force and effect.
Section 13:Estoppel.  To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent, or any Lender with respect to the Obligations, the Credit Agreement or any other Loan Document.

[SIGNATURES FOLLOW]

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[AerSale] Fourth Amendment

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized officers or attorney-in-fact, as the case may be, all as of the day and year first above written.

AERSALE, INC.

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chairman and Chief Executive Officer

AERSALE USA 1 LLC

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chairman and Chief Executive Officer

AERSALE COMPONENT SOLUTIONS, INC.

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chairman and Chief Executive Officer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE AVIATION LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE 27469 AVIATION LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE 27910 AVIATION LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of CORAL GABLES 1 LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

Signed and delivered as a deed for and on behalf of CORAL GABLES 2 LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

Signed and delivered as a deed for and on behalf of AERSALE IRELAND 1 LIMITED

By:/s/ Jonathan Law
Name:Jonathan Law
Title:Attorney-in-fact

in the presence of:

/s/ Kieran Foley

Witness Signature

Kieran Foley

Witness Name

[* * *]

Address

Designer

Occupation

AVBORNE ACCESSORY GROUP, INC.

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chairman and Chief Executive Officer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

AERSALE USA 2 SUB LLC

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chief Executive Officer

QWEST AIR PARTS, LLC

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chief Executive Officer

Q2 AVIATION LLC,

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chief Executive Officer

AIRCRAFT COMPOSITE TECHNOLOGIES, INC.

By:/s/ Nicolas Finazzo
Name:Nicolas Finazzo
Title:Chairman and Chief Executive Officer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

AerSale AVIATION INC.

By: /s/ Nicolas Finazzo
Name: Nicolas Finazzo
Title: Chairman and Chief Executive Officer

AerSale CORPORATION

By: /s/ Nicolas Finazzo
Name: Nicolas Finazzo
Title: Chairman, Chief Executive Officer, Division President, TechOps

monocle parent llc

By: /s/ Nicolas Finazzo
Name: Nicolas Finazzo
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:/s/ Cameron Scott

Name: Cameron Scott

Title: Director

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

CIBC BANK USA, as a Lender and as Syndication Agent

By:/s/ Javier Gutierrez

Name: Javier Gutierrez

Title: Managing Director

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

FIRST HORIZON BANK, as a Lender

By:/s/ Demetrio Papatriantafyllou

Name: Demetrio Papatriantafyllou

Title: VP–Corporate Lending

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

SYNOVUS BANK, as a Lender and as Documentation Agent

By:/s/ Anita Aedo

Name: Anita Aedo

Title: Senior Vice President

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:/s/ Camilo Urquijo

Name: Camilo Urquijo

Title: AVP-Global Relationship Manager

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/ Oscar A. Lopez

Name: Oscar A. Lopez

Title: Senior Vice President

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a Lender

By:/s/ Patricia Del Busto

Name:Patricia Delbusto

Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

EXHIBIT A

Conformed Credit Agreement

See attached.

Exhibit A to Amendment No. 4

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lead Arranger,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Book Runner,

CIBC BANK USA,

as Syndication Agent,

SYNOVUS BANK,

as Documentation Agent,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

AERSALE CORPORATION,

as Parent,

AERSALE, INC. and

THE OTHER BORROWERS THAT ARE PARTIES HERETO

as Borrowers

Dated as of July 20, 2018

[AerSale] Amended and Restated Credit Agreement

Page

1. DEFINITIONS AND CONSTRUCTION.1

1.1 Definitions1

1.2 Accounting Terms61

1.3 Code61

1.4 Construction61

1.5 Time References62

1.6 Schedules and Exhibits62

1.7 Rates62

1.8 Divisions63

2. LOANS AND TERMS OF PAYMENT.63

2.1 Revolving Loans63

2.2 Asset Purchase Borrowing Base Adjustment64

2.3 Borrowing Procedures and Settlements65

2.4 Payments; Reductions of Commitments; Prepayments72

2.5 Promise to Pay; Promissory Notes75

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations76

2.7 Crediting Payments77

2.8 Designated Account77

2.9 Maintenance of Loan Account; Statements of Obligations78

2.10 Fees78

2.11 Letters of Credit78

2.12 SOFR Option87

2.13 Changed Circumstances.88

2.14 Increased Costs and Capital Requirements91

2.15 Incremental Increase93

2.16 Joint and Several Liability of Borrowers95

3. CONDITIONS; TERM OF AGREEMENT.99

3.1 Conditions Precedent to the Initial Extension of Credit99

3.2 Conditions Precedent to all Extensions of Credit99

3.3 Maturity99

3.4 Effect of Maturity99

3.5 Early Termination by Borrowers100

3.6 Conditions Subsequent100

4. REPRESENTATIONS AND WARRANTIES.100

4.1 Due Organization and Qualification; Subsidiaries100

4.2 Due Authorization; No Conflict101

4.3 Governmental Consents102

4.4 Binding Obligations; Perfected Liens102

4.5 Title to Assets; No Encumbrances102

4.6 Litigation102

4.7 Compliance with Laws103

4.8 No Material Adverse Effect103

4.9 Solvency103

4.10 Employee Benefits103

4.11 Environmental Condition104

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[AerSale] Amended and Restated Credit Agreement

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Page

4.12 Complete Disclosure104

4.13 Patriot Act104

4.14 Indebtedness105

4.15 Payment of Taxes105

4.16 Margin Stock105

4.17 Governmental Regulation105

4.18 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws105

4.19 Employee and Labor Matters106

4.20 Parent Companies as a Holding Company106

4.21 Leases106

4.22 Eligible Accounts106

4.23 [Reserved]106

4.24 Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral and Eligible Parts106

4.25 [Reserved]107

4.26 Records107

4.27 Material Contracts107

4.28 [Reserved]107

4.29 [Reserved]107

4.30 Hedge Agreements107

4.31 Irish Borrowers107

4.32 Financial Assistance107

4.33 Loans to Directors and Connected Persons107

5. AFFIRMATIVE COVENANTS.107

5.1 Financial Statements, Reports, Certificates107

5.2 Reporting108

5.3 Existence108

5.4 Maintenance of Properties108

5.5 Taxes108

5.6 Insurance108

5.7 Inspection110

5.8 Compliance with Laws111

5.9 Environmental111

5.10 Disclosure Updates111

5.11 Formation of Subsidiaries111

5.12 Further Assurances112

5.13 Lender Meetings113

5.14 Chief Executive Offices113

5.15 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws113

5.16 Material Contracts113

5.17 [Reserved]113

5.18 Designation of Subsidiaries113

6. NEGATIVE COVENANTS.114

6.1 Indebtedness114

6.2 Liens114

6.3 Restrictions on Fundamental Changes114

6.4 Disposal of Assets115

6.5 Nature of Business115

6.6 Prepayments and Amendments115

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[AerSale] Amended and Restated Credit Agreement

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Page

6.7 Restricted Payments116

6.8 Accounting Methods117

6.9 Investments117

6.10 Transactions with Affiliates117

6.11 Use of Proceeds118

6.12 Limitation on Issuance of Equity Interests119

6.13 Whole Aircraft, Whole Engines or Parts with Bailees119

6.14 Parent Companies as Holding Companies119

6.15 Unrestricted Subsidiary Transactions119

6.16 ERISA119

7. FINANCIAL COVENANTS.119

7.1 Fixed Charge Coverage Ratio120

8. EVENTS OF DEFAULT.120

8.1 Payments120

8.2 Covenants120

8.3 Judgments121

8.4 Voluntary Bankruptcy, etc.121

8.5 Involuntary Bankruptcy, etc.121

8.6 Default Under Other Agreements121

8.7 Representations, etc.121

8.8 Guaranty121

8.9 Security Documents121

8.10 Loan Documents122

8.11 Change of Control122

8.12 ERISA122

9. RIGHTS AND REMEDIES.122

9.1 Rights and Remedies122

9.2 Remedies Cumulative123

9.3 Curative Equity123

10. WAIVERS; INDEMNIFICATION.124

10.1 Demand; Protest; etc.124

10.2 The Lender Group’s Liability for Collateral125

10.3 Indemnification125

11. NOTICES.126

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.127

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.129

13.1 Assignments and Participations129

13.2 Successors134

14. AMENDMENTS; WAIVERS.134

14.1 Amendments and Waivers134

14.2 Replacement of Certain Lenders136

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[AerSale] Amended and Restated Credit Agreement

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Page

14.3 No Waivers; Cumulative Remedies137

15. AGENT; THE LENDER GROUP.137

15.1 Appointment and Authorization of Agent137

15.2 Delegation of Duties138

15.3 Liability of Agent138

15.4 Reliance by Agent138

15.5 Notice of Default or Event of Default139

15.6 Credit Decision139

15.7 Costs and Expenses; Indemnification140

15.8 Agent in Individual Capacity140

15.9 Successor Agent140

15.10 Lender in Individual Capacity141

15.11 Collateral Matters141

15.12 Restrictions on Actions by Lenders; Sharing of Payments143

15.13 Agency for Perfection144

15.14 Payments by Agent to the Lenders144

15.15 Concerning the Collateral and Related Loan Documents144

15.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information144

15.17 Several Obligations; No Liability145

15.18 Lead Arranger and Book Runner Agents145

16. WITHHOLDING TAXES.146

16.1 Payments146

16.2 Exemptions146

16.3 Reductions148

16.4 Refunds149

16.5 Lender Status Confirmation149

17. GENERAL PROVISIONS.149

17.1 Effectiveness149

17.2 Section Headings150

17.3 Interpretation150

17.4 Severability of Provisions150

17.5 Bank Product Providers150

17.6 Debtor-Creditor Relationship151

17.7 Counterparts; Electronic Execution151

17.8 Revival and Reinstatement of Obligations; Certain Waivers151

17.9 Confidentiality152

17.10 Survival153

17.11 Patriot Act; Due Diligence154

17.12 Integration154

17.13 AerSale as Agent for Borrowers154

17.14 Acknowledgement and Consent to Bail-In of Affected Financial Institutions155

17.15 Amendment and Restatement155

17.16 Acknowledgment Regarding Any Supported QFCs155

17.17 Erroneous Payments.156

17.18 Sanctions. 158

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[AerSale] Amended and Restated Credit Agreement

EXHIBITS AND SCHEDULES

Exhibit A-1Form of Assignment and Acceptance

Exhibit B-1Form of Borrowing Base Certificate

Exhibit B-2Form of Bank Product Provider Agreement

Exhibit C-1Form of Compliance Certificate

Exhibit L-1Form of SOFR Notice

Exhibit J-1Form of Joinder
Exhibit P-1Form of Perfection Certificate

Exhibit U-1Form of U.S. Tax Compliance Certificate

Schedule A-1Agent’s Account

Schedule A-2Authorized Persons

Schedule C-1Commitments

Schedule D-1Designated Account

Schedule E-1Eligible Account Jurisdictions

Schedule E-2	Eligible Parts, Eligible Whole Aircraft Collateral and Eligible Whole Engine Collateral Locations

Schedule E-3Existing Letters of Credit

Schedule P-1Permitted Investments

Schedule P-2Permitted Liens

Schedule R-1Real Property Collateral

Schedule 3.1Conditions Precedent

Schedule 3.6Conditions Subsequent

Schedule 4.1(b)Capitalization of Borrowers

Schedule 4.1(c)Capitalization of Borrowers’ Subsidiaries

Schedule 4.1(d)Subscriptions, Options, Warrants, Calls

Schedule 4.6Litigation

Schedule 4.10Plans

Schedule 4.11Environmental Matters

Schedule 4.14Permitted Indebtedness

Schedule 4.27Material Contracts

Schedule 5.1Financial Statements, Reports, Certificates

Schedule 5.2Collateral Reporting

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[AerSale] Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 20, 2018 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as book runner (in such capacity, together with its successors and assigns, the “Book Runner”), CIBC BANK USA, as Syndication Agent (in such capacity, together with its successors and assigns in such capacity, the “Syndication Agent”), SYNOVUS BANK, as Documentation Agent (in such capacity, together with its successors and assigns in such capacity, the “Documentation Agent”), AERSALE CORPORATION, a Delaware corporation (“Parent”), MONOCLE PARENT LLC, a Delaware limited liability company (“Monocle Parent”), AERSALE AVIATION INC., a Delaware corporation (“AerSale Aviation” and together with Parent and Monocle Parent, the “Parent Companies” and each a “Parent Company”), AERSALE, INC., a Florida corporation (“AerSale”), the Subsidiaries of AerSale identified on the signature pages hereof as “Borrowers”, and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (AerSale and such Subsidiaries and other entities, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”).

Borrowers, Agent and certain lenders are party to that certain Credit Agreement dated as of April 11, 2011 (as amended, the “Existing Credit Agreement”).

The parties hereto wish to completely amend, restate and modify (but not extinguish) the Existing Credit Agreement through the execution of this Agreement.

Administrative Borrower has requested, and Agent and Lenders have agreed, to make available to Borrowers, certain revolving and term credit facilities upon and subject to the terms and conditions set forth in this Agreement.

The parties agree as follows:

1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Acceptable Appraisal” means, with respect to an appraisal of Whole Aircraft, Whole Engines or Parts, the most recent appraisal of such property received by Agent (a) from an internationally recognized firm of independent aircraft appraisers satisfactory to Agent in its Permitted Discretion (which includes Sage-Popovich, Inc.), (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are reasonably consistent with those of the appraisals most recently delivered to Agent prior to the Closing Date or are otherwise agreed to by Agent in its Permitted Discretion and (c) prepared on the basis of customary market practices and procedures and any relevant guidelines and the code of ethics established by the International Society of Transport Aircraft

[AerSale] Amended and Restated Credit Agreement

Traders.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.

“Accounting Change” means a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition with respect to which the Payment Conditions are satisfied; provided, that such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.14(b) of this Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that for purposes of the definition of Eligible Accounts and Section 6.10 of this Agreement: (a) if any Person owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership

[AerSale] Amended and Restated Credit Agreement

or other ownership interests of a Person (other than as a limited partner of such Person) then both such Persons shall be deemed Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Aircraft Mortgage” means each Aircraft Mortgage and Security Agreement entered into and delivered, at any time, by any Borrower or any trustee or guarantor for the benefit of any Borrower in respect of any Whole Aircraft.

“Aircraft Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Whole Aircraft, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain with respect to Eligible Whole Aircraft Collateral, including based on the results of appraisals.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or SOFR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed quarter; provided, that for the period from the Second Amendment Effective Date through and including March 31, 2021, the Applicable Margin shall be set at the margin in the row styled “Level III”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level I”:

[AerSale] Amended and Restated Credit Agreement

Tier	Quarterly Average Excess Availability	Applicable Margin for SOFR Loans which are Revolving Loans (as applicable, the “Revolving Loan SOFR Rate Margin”)	Applicable Margin for Base Rate Loans which are Revolving Loans (as applicable, the “Revolving Loan Base Rate Margin”)
I	Less than 33% of the Maximum Revolver Amount	2.75 percentage points	1.75 percentage points
II	Less than or equal to 66% of the Maximum Revolver Amount but greater than or equal to 33% of the Maximum Revolver Amount	2.50 percentage points	1.50 percentage points
III	Greater than 66% of the Maximum Revolver Amount	2.25 percentage points	1.25 percentage points

The Applicable Margin shall be re-determined as of the first day of each quarter.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.

“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding

[AerSale] Amended and Restated Credit Agreement

Revolver Usage).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(c)(iv).

“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each day in such period (as calculated by Agent as of the end of each respective day) divided by the number of days in such period.

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider:  (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees,

[AerSale] Amended and Restated Credit Agreement

or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or its Subsidiaries.

“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to a Loan Party or its Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to this Agreement, in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Loan Parties, and Agent.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means the Revolving Loan Base Rate Margin.

[AerSale] Amended and Restated Credit Agreement

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

[AerSale] Amended and Restated Credit Agreement

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(c)(i).

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of

[AerSale] Amended and Restated Credit Agreement

such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Book Runner” has the meaning set forth in the preamble to this Agreement.

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus
(b)the least of
(i)$30,000,000,
(ii)the product of 35% multiplied by the NOLV of Eligible Whole Aircraft Collateral as such NOLV is identified in the most recent Acceptable Appraisal of Whole Aircraft at such time, and
(iii)the product of 65% of the gross book costs of Eligible Whole Aircraft Collateral, plus
(c)the least of
(i)the product of 65% multiplied by the NOLV of Eligible Parts at such time,
(ii)the gross book costs of Eligible Parts at such time, and
(iii)$100,000,000, plus
(d)the product of 70% multiplied by the NOLV of Eligible Whole Engine Collateral (other than Eligible Off-Lease Whole Engine Collateral) as such NOLV is identified in the most recent Acceptable Appraisal of Whole Engines at such time, plus
(e)the lesser of
(i)$50,000,000, and
(ii)the product of 70% multiplied by the NOLV of Eligible Off-Lease Whole Engine Collateral as such NOLV is identified in the most recent Acceptable Appraisal of Whole Engines at such time, minus

[AerSale] Amended and Restated Credit Agreement

(f)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are authorized or required to close in the state of New York.

“Cape Town Convention” means the Convention and the Protocol.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication, (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, and (b) expenditures made during such period to consummate one or more Permitted Acquisitions.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

[AerSale] Amended and Restated Credit Agreement

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC.

“Change in Law” means the occurrence after the date of this Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)prior to the effectiveness of the Monocle Merger:
(i)prior to a Qualifying IPO, Permitted Holders fail to own and control, directly or indirectly, 51%, or more, of the Equity Interests of AerSale Aviation entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of AerSale Aviation, to be determined on a fully diluted basis and taking into account any outstanding Equity Interests or contract rights exercisable, exchangeable or convertible into Equity Interests, or
(ii)on or after a Qualifying IPO, any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Equity Interests of AerSale Aviation entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of AerSale Aviation, to be determined on a fully diluted basis and taking into account any outstanding Equity Interests or contract rights exercisable, exchangeable or convertible into Equity Interests,
(b)upon and after the effectiveness of the Monocle Merger: any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding (x) any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as a trustee, agent or other fiduciary or administrator of any such plan and (y) the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent, to be determined on a fully diluted basis and taking into

[AerSale] Amended and Restated Credit Agreement

account any outstanding Equity Interests or contract rights exercisable, exchangeable or convertible into Equity Interests, or
(c)Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than pursuant to a disposition of 100% of the Equity Interests of a Loan Party permitted in accordance with the provisions of Section 6.4 of this Agreement which results in such Person being released as a Loan Party in accordance with this Agreement).

“Closing Date” means the date of the making of the initial Loans (or other extensions of credit) under this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the senior vice president of finance, vice president of finance, chief financial officer or treasurer of Administrative Borrower to Agent; provided that, as of the Closing Date, Agent is conducting due diligence on the senior vice president of finance and vice president of finance, and such officers shall only be permitted to execute and deliver a Compliance Certificate in satisfaction of the requirements hereunder upon Agent’s satisfactory completion of such due diligence.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of

[AerSale] Amended and Restated Credit Agreement

“Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 of this Agreement and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Convention” means The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.15 of this Agreement.

“Curative Equity” means the common equity contributions made by Sponsor to Parent in immediately available funds which Parent contributes as additional common equity contributions to Borrowers in immediately available funds and which is designated “Curative Equity” by Borrowers under Section 9.3 of this Agreement at the time it is contributed.  For the avoidance of doubt, the forgiveness of antecedent debt (whether Indebtedness, trade payables, or otherwise) shall not constitute Curative Equity.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans

[AerSale] Amended and Restated Credit Agreement

within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account of Administrative Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts

[AerSale] Amended and Restated Credit Agreement

during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by the extent to which Dilution is in excess of 5%.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“Disqualified Institution” means, on any date, (a) any Person designated by Administrative Borrower as a “Disqualified Institution” by written notice delivered to Agent prior to the date hereof, and (b) those Persons who are direct competitors of the Borrowers identified in writing by Administrative Borrower to Agent from time to time, subject to the written consent of Agent; provided, that “Disqualified Institutions” shall exclude any Person that Administrative Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Agent from time to time; provided further, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrower or its Subsidiaries, shall not be deemed to be a Disqualified Institution for the purposes of this definition.

“Documentation Agent” has the meaning set forth in the preamble to this Agreement.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition with respect to which the Payment Conditions are satisfied, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EASA” means the European Aviation Safety Authority.

“EBITDA” means, with respect to any fiscal period and with respect to Parent determined, in each

[AerSale] Amended and Restated Credit Agreement

case, on a consolidated basis in accordance with GAAP:

(a)the consolidated net income (or loss), but excluding the income of any Unrestricted Subsidiary or joint venture (except to the extent of dividends or other distributions actually paid to Administrative Borrower and its consolidated Subsidiaries (other than any Unrestricted Subsidiary) by such Unrestricted Subsidiary or joint venture during such fiscal period), minus
(b)without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:
(i)interest income,
(ii)federal, state and local income tax credits,
(iii)extraordinary, unusual or non-recurring gains,
(iv)gains on sales, exchanges or other dispositions of fixed assets (other than gains on any sale, exchange or disposition of such assets in the ordinary course of business not constituting extraordinary gains),
(v)any other non-cash income or gains, plus
(c)without duplication, the sum of the following amounts for such period to the extent deducted in determining consolidated net income (or loss) for such period:
(i)Interest Expense,
(ii)tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar Taxes (and for the avoidance of doubt, specifically excluding any sales Taxes or any other Taxes held in trust for a Governmental Authority),
(iii)depreciation and amortization,
(iv)any extraordinary, unusual or non-recurring losses (subject, with respect to any cash losses relating to the foregoing, the limitations set forth in clause (xi) below);
(v)non-cash losses on sales, exchanges or other dispositions of fixed assets (other than losses on the any sale, exchange or disposition of such assets in the ordinary course of business not constituting extraordinary losses) ; provided, that to the extent any non-cash item added back to EBITDA in any period results in a cash payment in such period or a subsequent period, such cash payment shall result in a reduction of EBITDA in the period when such payment is made,
(vi)any other non-cash losses or expenses; provided, that if any such non-cash losses or expenses referred to in this clause (vi) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent,
(vii)with respect to the preparation, execution, delivery of this Agreement and the other Loan Documents, costs, reasonable fees to Persons (other than any Borrower, Sponsor or any of

[AerSale] Amended and Restated Credit Agreement

their Affiliates), charges, or expenses incurred in connection therewith prior to, on or within 180 days of the Closing Date,
(viii)items reducing net income to the extent covered by indemnification, refunding provisions or insurance (provided, that if such indemnification, refund or insurance proceeds are not received with respect to any such item within 90 days following such period, then such item shall be deducted from EBITDA), or paid or payable (directly or indirectly) by a Person that is not an Affiliate of the Loan Parties (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity,
(ix)expenses, revenue and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed or, so long as such Person has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer (provided, that if such insurance proceeds are not received with respect to any such item within 90 days following such period, then such item shall be deducted from EBITDA),
(x)the amount of any non-controlling interest expense consisting of losses attributed to non-controlling interests of third parties in any non-wholly owned Subsidiaries of Parent,
(xi)the sum of (A) any extraordinary, unusual or non-recurring cash losses or cash expenses, plus (B) transaction fees, costs and expenses incurred in connection with transactions that are out of the ordinary course of business (including transactions proposed but not consummated) and permitted under this Agreement, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness, plus (C) the amount of any losses from abandoned, closed or discontinued operations or operations that are anticipated to become abandoned, closed or discontinued, plus (D) cost-savings, operating expense reductions, restructuring charges and  expenses and cost-saving synergies (collectively, “Cost Savings”) projected by Borrowers in good faith to be realized as a result of any merger, acquisition, joint venture, material disposition taken or to be taken by the Borrowers or any of their Subsidiaries and permitted hereunder during such period (calculated on a pro forma basis as though such Cost-Savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (1) such Cost Savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (2) such Cost Savings are commenced within 12 months of such actions and the benefits resulting from such actions are reasonably anticipated by the Borrowers to be realized within twelve (12) months of the date of consummation of such merger, acquisition, joint venture or material disposition; provided further that (x) no items described in clauses (A) through (D) above may be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing consolidated net income (or loss) or included (i.e. added back) in computing EBITDA for such period and (y) the aggregate amount of items added pursuant to this clause (xi) shall not exceed 15% of EBITDA for such period (calculated prior to giving effect to this clause (xi)), and
(xii)any other adjustments agreed to by Agent in its sole discretion.

Both (A) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down) and the amortization, write-down or write-off of any amounts thereof, so long as the transaction relating thereto is not prohibited by the terms of this Agreement or the

[AerSale] Amended and Restated Credit Agreement

other Loan Documents and (B) the cumulative effect of a change in accounting principles during such period will be excluded from the calculation of EBITDA.

For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination performed by (or on behalf of) Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, finance charges, service charges, discounts, credits, allowances, and rebates.  Eligible Accounts shall not include the following:

(a)Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with payment terms of more than 90 days,
(d)Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower; provided, that this clause (d) shall not exclude any Account Debtor solely on the basis that such Account Debtor is a portfolio company

[AerSale] Amended and Restated Credit Agreement

of Sponsor,
(e)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,
(f)Accounts that are not payable in Dollars,
(g)Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, Canada or another jurisdiction pre-approved by Agent in writing in its Permitted Discretion, or (ii) is not organized under the laws of the United States or Canada, or any state or province thereof, or another jurisdiction pre-approved by Agent in writing in its Permitted Discretion (it being agreed that the jurisdictions set forth on Schedule E-1 are approved (as such Schedule may be updated at any time and from time to time by Agent in its Permitted Discretion)), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof,
(h)Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States or any other Governmental Authority,
(i)Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(j)Accounts with respect to an Account Debtor whose Eligible Accounts owing to Borrowers exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(k)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(l)[reserved],
(m)Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(n)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

[AerSale] Amended and Restated Credit Agreement

(o)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(p)Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or (ii) that represent credit card sales, or
(q)Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Borrower pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion; provided that, prior to the completion of such field examination(s), such Accounts may constitute Eligible Accounts so long as they otherwise satisfy the criteria of “Eligible Accounts”, up to an aggregate amount of such Accounts which, when taken together with the aggregate amount of Parts constituting Eligible Parts pursuant the proviso in clause (i) of the definition thereof, does not exceed 10% of the Borrowing Base.

“Eligible Lease” shall mean a Lease entered into in the ordinary course of a Borrower’s business that is not excluded as ineligible by virtue of not meeting one or more of the criteria set forth below; provided, that such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination or appraisal performed or received by Agent from time to time after the Closing Date.  No Lease shall constitute an Eligible Lease unless:

(a)such Lease is a legal, valid and binding obligation of the related Lessee, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies), is in full force and effect and is governed by the law of (i) any state of the United States, (ii) England, or (iii) any other jurisdiction pre-approved by Agent in writing in its Permitted Discretion,
(b)such Lessee’s obligations under such Lease are non-cancelable and such Lessee’s obligation to make scheduled payments is unconditional and not subject to any right of set-off, counterclaim, reduction or recoupment,
(c)such Lease is a net lease and contains provisions requiring such Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to such Whole Aircraft or Whole Engine and to assume all risk of loss or damage of such Whole Aircraft or Whole Engine,
(d)such Lease includes maintenance requirements, as necessary when such Whole Aircraft or Whole Engine is being operated to maintain such Whole Aircraft or Whole Engine’s serviceability standards pursuant to the requirements of the applicable Governmental Authorities,
(e)such Lease grants permission to sublease only if the primary Lessee thereunder remains obligated under such primary Lease, any sublease will be subject and subordinate to the primary Lease, and the sublessee’s principal base of operations is not situated in an Unapproved Foreign Jurisdiction,
(f)such Lease provide that the Lessee shall not create any Liens in respect of such

[AerSale] Amended and Restated Credit Agreement

Whole Aircraft or Whole Engine or the related Whole Engines, or any Parts, except for exceptions thereto that are consistent with the Borrowers’ compliance with the corresponding provisions of this Agreement,
(g)such Lease allows the Lessee to re-register the Whole Aircraft only so long as the lessor’s and Agent’s interest in such Whole Aircraft (and any Whole Engine installed thereon) is adequately protected in the Permitted Discretion of Agent,
(h)such Lease includes general and tax indemnity provisions, with customary exclusions that are consistent with customary practices in the operating lease industry,
(i)all payments under such Lease are required to be made in Dollars, and
(j)such Lease requires such Lessee to provide liability insurance, all risk ground and flight hull coverage for damage/loss of Whole Aircraft and Whole Engines (including spares coverage for items not covered under such hull coverage and when removed from the Whole Aircraft or Whole Engine and replaced) and war risk and allied perils hull and liability insurance coverage with coverages and deductibles meeting all requirements of Section 5.6 of this Agreement and from recognized insurers and, if applicable, reinsurers (or Governmental Authorities), all of which shall name Agent as additional insured and contract party and, in the case of hull coverage (including war and allied perils and spares coverage), lender’s loss payee upon an “event of loss” or “total loss” (or similar term).

“Eligible Off-Lease Whole Engine Collateral” means those Whole Engines that are not subject to a Lease and do not otherwise qualify as Eligible Whole Engine Collateral solely because they do not satisfy clause (h) of the definition of “Specified Aviation Equipment Criteria”, but otherwise satisfy all Specified Aviation Equipment Criteria and would otherwise constitute Eligible Whole Engine Collateral, so long as each such Whole Engine is (i) located in a Pre-Approved Jurisdiction or other jurisdiction approved by Agent in its Permitted Discretion (but not an Unapproved Foreign Jurisdiction) at a location acceptable to Agent pursuant to temporary storage arrangements on terms and conditions acceptable to Agent, pursuant to such documents as Agent shall require and for a duration acceptable to Agent, in each case, in its Permitted Discretion, or (ii) otherwise deemed eligible by Agent in its Permitted Discretion.

“Eligible Parts” means all Inventory comprised of Parts (other than Parts on consignment) which have been specifically assigned a valuation (including an NOLV) in an Acceptable Appraisal, which complies with each of the representations and warranties respecting Eligible Parts made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination or appraisal performed or received by Agent from time to time after the Closing Date.  In determining the amount to be so included, Parts shall be valued at gross book cost on a basis consistent with Borrowers’ historical accounting practices.  A Part shall not be included in Eligible Parts if:

(a)a Borrower does not have good, valid, and marketable title thereto,
(b)a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
(c)it is not located at one of the locations in the continental United States (or such

[AerSale] Amended and Restated Credit Agreement

other jurisdictions as approved by Agent) set forth on Schedule E-2 to this Agreement (as such Schedule E-2 may be amended from time to time with the prior written consent of Agent, which consent shall be provided in Agent’s Permitted Discretion) (or in-transit from one such location to another such location, or from a repair facility to such a location),
(d)it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule E-2 to this Agreement to another location set forth on Schedule E-2 to this Agreement (as such Schedule E-2 may be amended from time to time with the prior written consent of Agent, which consent shall be provided in Agent’s Permitted Discretion), or from a repair facility to a location set forth on Schedule E-2 to this Agreement),
(e)it is located on real property leased by a Borrower or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location,
(f)it is not subject to a valid and perfected first priority Agent’s Lien,
(g)[reserved],
(h)it consists of goods that are unmerchantable, obsolete, bill and hold goods, defective goods,
(i)it was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Part is owned by a Person that is joined to this Agreement as a Borrower pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Part and the completion of a field examination with respect to such Part that is satisfactory to Agent in its Permitted Discretion; provided that, prior to the completion of such Acceptable Appraisal and field examination, any such Parts may constitute Eligible Parts so long as they otherwise satisfy the criteria of “Eligible Parts”, up to an aggregate amount of such Parts which, when taken together with the aggregate amount of Accounts constituting Eligible Accounts pursuant the proviso in clause (q) of the definition thereof, does not exceed 10% of the Borrowing Base,
(j)it is not held for use or sale in the ordinary course of Borrowers’ business,
(k)it is otherwise deemed ineligible by Agent in its Permitted Discretion.

“Eligible Whole Aircraft Collateral” means (a) each airframe owned by any Borrower held for lease including all parts, accessories and components attached thereto (but excluding any engines attached thereto and any parts, accessories, engines and components removed therefrom) and all logbooks, manuals and technical documents relating thereto, in each case not excluded as ineligible by virtue of not meeting one or more of the Specified Aviation Equipment Criteria and (b) for the twenty-four month period following the initial acquisition thereof by the Borrower, each airframe owned by any Borrower held for sale including all parts, accessories and components attached thereto (including any engines attached thereto but excluding any parts, accessories, engines and components removed therefrom) and all logbooks, manuals and technical documents relating thereto, in each case not excluded as ineligible by virtue of not meeting one or more of the Specified Aviation Equipment Criteria; provided, that such criteria may be revised from time

[AerSale] Amended and Restated Credit Agreement

to time by Agent in its Permitted Discretion to address the results of any information with respect to Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination or appraisal performed or received by Agent from time to time after the Closing Date.  An item shall not be included in Eligible Whole Aircraft Collateral unless it has been specifically assigned a valuation (including an NOLV) in an Acceptable Appraisal and meets all of the Specified Aviation Equipment Criteria.

“Eligible Whole Engine Collateral” means each aircraft engine owned by any Borrower including all parts, accessories and components attached thereto (but not any parts, components or accessories removed therefrom while not attached thereto provided the same shall have been replaced in accordance with the Guaranty and Security Agreement), whether or not attached to a Whole Aircraft, in each case not excluded as ineligible by virtue of not meeting one or more of the Specified Aviation Equipment Criteria; provided, that such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination or appraisal performed or received by Agent from time to time after the Closing Date.  An item shall not be included in Eligible Whole Engine Collateral unless it has been specifically assigned a valuation (including an NOLV) in an Acceptable Appraisal and meets all of the Specified Aviation Equipment Criteria.  Notwithstanding the foregoing, Eligible Off-Lease Whole Engine Collateral shall constitute Eligible Whole Engine Collateral.

“Engine Mortgage” means each Engine Mortgage and Security Agreement entered into and delivered, at any time, by any Borrower or a trustee or guarantor for the benefit of any Borrower in respect of any Whole Engine.

“Engine Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Whole Engines, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain with respect to Eligible Whole Engine Collateral, including based on the results of appraisals.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result

[AerSale] Amended and Restated Credit Agreement

of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“ERISA Event” means, with respect to any Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan for which the PBGC has not waived the thirty day notice requirement; (b) the withdrawal of any Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, respectively; (i) the revocation of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“Erroneous Payment” has the meaning specified therefor in Section 17.17(a) of this Agreement.

[AerSale] Amended and Restated Credit Agreement

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.17(d) of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.17(d) of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus without duplication the aggregate amount, if any, of all trade payables of the Loan Parties and their Subsidiaries that are due and owing and aged in excess of 90 days and all book overdrafts of the Loan Parties and their Subsidiaries in excess of 90 days.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Subsidiary” means:

(a)Immaterial Subsidiaries;
(b)any Subsidiary of a Loan Party to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrowers and Agent;
(c)any FSHCO;
(d)any Foreign Subsidiary that is a CFC;
(e)any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC;
(f)any not-for-profit subsidiary or captive insurance subsidiary;
(g)any Subsidiary that is (i) not a wholly-owned subsidiary of a Loan Party or (ii) an Unrestricted Subsidiary; or
(h)any Subsidiary that is prohibited by (i) applicable law or (ii) any contractual obligation existing on the Closing Date or on the date any such Subsidiary is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Obligations (but only for so long as such restriction is continuing) or which would require consent, approval, license or authorization from any Governmental Authority to guarantee the Obligations.

For the avoidance of doubt, no Borrower, nor any Subsidiary which Administrative Borrower has requested to be joined as a Borrower hereunder pursuant to Section 5.11(a) of this Agreement, shall be an Excluded Subsidiary.

[AerSale] Amended and Restated Credit Agreement

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.16 of this Agreement), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits Taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) withholding Taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, (iv) any Taxes imposed under FATCA and (v) any Tax imposed by Ireland on amounts to or for the account of a Lender or Participant, as the case may be, where such Tax would not be imposed if that Lender or Participant, as the case may be, had been an Irish Qualifying Lender but on the date the Lender or Participant, as the case may be, is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Tax Treaty, or any published practice or concession of any relevant tax authority and Borrowers are able to demonstrate that the payment could have been made to the Lender or Participant, as the case may be, without such deduction or withholding had that Lender or Participant, as the case may be, complied with its obligations under Section 16.5 of this Agreement.

“Existing Credit Agreement” has the meaning specified therefor in the preamble to this Agreement.

“Existing Letters of Credit” means those letters of credit described on Schedule E-3 to this Agreement.

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this

[AerSale] Amended and Restated Credit Agreement

Agreement.

“FAA” means the Federal Aviation Administration.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means that certain second amended and restated fee letter, dated as of July 25, 2023, among Administrative Borrower on behalf of the Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“First Amendment” means that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of September 8, 2020, by and among the Loan Parties and the Agent.

“First Amendment Effective Date” means September 8, 2020.

“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period and (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the ratio of (a) (i) the sum of (A) EBITDA for such period plus (B) Curative Equity minus (ii) Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period; provided that for purposes of calculating the Fixed Charge Coverage Ratio for the quarters ending June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024, $8,500,000 drawn on the Synovus Facility as of June 30, 2023 shall be excluded from Unfinanced Capital Expenditures for such quarter, to (b) (i) Fixed Charges for such period plus (ii) all Restricted Payments, other than (x) the Specified Restricted Payment, and (y) Restricted Payments permitted pursuant to clauses (a) through (g) of Section 6.7 of this Agreement, paid (whether in cash or other property, other than common Equity Interests) during such period plus (iii) all federal, state, and local income Taxes paid in cash during such period.  For the purposes of calculating Fixed Charge

[AerSale] Amended and Restated Credit Agreement

Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Floor” means a rate of interest equal to 0.00%.

“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Agent.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized or incorporated under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fourth Amendment Effective Date” means July 25, 2023.

“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“FSHCO” means any direct or indirect Domestic Subsidiary of Parent (other than Borrowers) that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries that are CFCs or other FSHCOs.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, constitution, memorandum and articles of association (in the case of any Borrower incorporated in Ireland), or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

[AerSale] Amended and Restated Credit Agreement

“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including the Parent Companies and any other Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.

“Guaranty and Security Agreement” means the Amended and Restated Security Agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Illegality Notice” has the meaning specified in Section 2.13(b)of this Agreement.

“Immaterial Subsidiary” means each Subsidiary of a Borrower that is not a Material Subsidiary.

“Increase Effective Date” has the meaning specified therefor in Section 2.15(c) of this Agreement.

“Increased Appraisal Event” means if at any time Excess Availability is less than the greater of (a) 20% of the Line Cap, and (b) $27,000,000.

“Increased Reporting Event” means if at any time Excess Availability is less than the greater of (a) 15% of the Line Cap, and (b) $20,000,000.

[AerSale] Amended and Restated Credit Agreement

“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event and continuing until the date when no Increased Reporting Event has occurred for 30 consecutive days.

“Incremental Amendment” has the meaning specified therefor in Section 2.15(f) of this Agreement.

“Incremental Increase” has the meaning specified therefor in Section 2.15(a) of this Agreement.

“Incremental Lender” has the meaning specified therefor in Section 2.15(b) of this Agreement.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, examinership, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party, each of its Subsidiaries and Agent, the form and substance of which is reasonably satisfactory to Agent.

[AerSale] Amended and Restated Credit Agreement

“Interest Expense” means, for any period, the aggregate of the interest expense of Parent for such period (including fees in respect of any Indebtedness), determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its request for a Borrowing or SOFR Notice and subject to availability; provided that:

(a)the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)Borrowers may not elect an Interest Period which will end after the Maturity Date;
(e)no tenor that has been removed from this definition pursuant to Section 2.13(c)(iv) shall be available for specification in any request for a Borrowing or SOFR Notice.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, (i) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), any acquisition of all or substantially all of the assets of such other Person (or of any division or business line of such other Person), or (ii) any acquisition of assets by such Person from an unrelated third party in bulk for conversion to Inventory, or to be held as Inventory, in either case consistent with Borrowers’ historical business practices, in a transaction or series of transactions, with an aggregate purchase price in excess of $20,000,000.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.  The amount of any Investment made with assets or property that is not cash shall be the fair market value thereof.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“IRS” means the United States Internal Revenue Service.

“Irish Borrower” means (a) a Borrower that is resident in Ireland for the purposes of Irish Tax; or

[AerSale] Amended and Restated Credit Agreement

(b) a Borrower that is operating in Ireland through a branch or agency in Ireland with which this Agreement or any Loan Document is connected for the purposes of Irish Tax.

“Irish Qualifying Jurisdiction” means (a) a member state of the European Union other than Ireland; (b) a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law; or (c) a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law.

“Irish Qualifying Lender” means a Lender or Participant, as the case may be, which is beneficially entitled to interest payable to that Lender or Participant, as the case may be, in respect of a Loan Document and is:

(a)a bank within the meaning of section 246 TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA and whose lending office is located in Ireland; or
(b)a body corporate:
(i)which, by virtue of the law of an Irish Qualifying Jurisdiction, is resident in the Irish Qualifying Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or
(ii)which is a U.S. company which is incorporated in the United States and is taxed in the United States on its worldwide income; or
(iii)(A) which is a U.S. limited liability company where the ultimate recipients of the interest would themselves be Irish Qualifying Lenders under subclauses (i), (ii) or (iv) of this clause (b) and (B) business is conducted through such U.S. limited liability company for market reasons and not for tax avoidance purposes; or
(iv)where the interest (A) is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid or (B) would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid, except where, in respect of each of subclauses (i) through (iv) of this clause (c), interest payable to that body corporate in respect of a Loan Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency in Ireland; or
(c)a body corporate which advances money in the ordinary course of a trade which includes the lending of money where the interest payable on monies so advanced is taken into account in computing the trading income of such body corporate and such body corporate has complied with the notification requirements under section 246(5)(a) TCA and whose lending office is located in Ireland; or
(d)a qualifying company within the meaning of section 110 TCA and whose lending office is located in Ireland; or
(e)an investment undertaking within the meaning of section 739B TCA and whose lending office is located in Ireland; or

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(f)an exempt approved scheme within the meaning of section 774 TCA and whose lending office is located in Ireland; or
(g)[reserved]; or
(h)to the extent that the Borrower is a qualifying company (within the meaning of section 110 TCA), a person that is a resident of an Irish Qualifying Jurisdiction for the purposes of tax (by virtue of the law of that jurisdiction), provided that interest payable to that person in respect of a Loan Document is not paid in connection with a trade or business which is carried on by that person in Ireland through a branch or agency in Ireland.

“Irish Tax Treaty” means a double taxation treaty entered into by Ireland.

“Irish Treaty State” means a jurisdiction which has entered into an Irish Tax Treaty which has the force of law which makes provision for full exemption from tax imposed by Ireland on interest.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of this Agreement, and Issuing Bank shall be a Lender.

“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement.

“Landlord Reserve” means, as to each location (a) located in a state that provides under applicable law for Liens on personal property at a leased location in favor of a landlord, bailee, warehouseman or other property owner securing rent, storage charges or fees due to such Person, (b) at which a Borrower has Whole Aircraft, Whole Engines, Parts or books and records and (c) as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and Agent so elects, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Whole Aircraft, Whole Engines or Parts of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location.

“Lead Arranger” has the meaning set forth in the preamble to this Agreement.

“Lease” means a lease agreement relating to any Whole Aircraft or any Whole Engine, between a Borrower (as lessor), and a Lessee (including another Borrower), in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.

“Lease Transaction Liens” means any Lease, and the respective rights of a relevant Borrower and

[AerSale] Amended and Restated Credit Agreement

the Lessee or any third party that owns or leases equipment installed on a Whole Aircraft or Whole Engine, as applicable, under any Lease relating to such Whole Aircraft or Whole Engine, including any assignment of the relevant warranties relating thereto, and the rights of any sublessee under any permitted sublease relating to such Lease.

“Lender” has the meaning set forth in the preamble to this Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 2.15 or Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of this Agreement, (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any

[AerSale] Amended and Restated Credit Agreement

enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lending Office” means the office or offices through which the Lender will perform its obligations under this Agreement.

“Lessee” means any lessee party to a Lease.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Sublimit” means $10,000,000.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate

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undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Perfection Requirements” has the meaning specified therefor in the Guaranty and Security Agreement.

“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the Borrowing Base as of such date of determination.

“Loan” means any Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement.

“Loan Documents” means this Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, any Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, any Subordination Agreement, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, each Loan Document as defined in and delivered in connection with the Existing Credit Agreement that remains in existence on and after the Closing Date and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).

“Loan Party” means any Borrower or any Guarantor.

“Management Agreement” means the Management Services Agreement, dated as of January 11, 2010, by and between Administrative Borrower, AerSale Aviation, and Sponsor.

“Margin Stock” as defined in Regulation U of the FRB as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the legality, validity, binding effect or enforceability any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract or agreement, the loss of

[AerSale] Amended and Restated Credit Agreement

which could reasonably be expected to result in a Material Adverse Effect.

“Material Subsidiary” means (a) each Borrower, and (b) each Subsidiary of a Loan Party that (i) owns at least 2.50% of the consolidated total assets of the Loan Parties and their Subsidiaries, (ii) generates at least 2.50% of the consolidated revenues of the Loan Parties and their Subsidiaries, (iii) is the owner of Equity Interests of any Subsidiary of a Loan Party that otherwise constitutes a Material Subsidiary, or (iv) any group comprising Subsidiaries of a Loan Party that each would not have been a Material Subsidiary under clauses (i), (ii), or (iii) but that, taken together, had revenues or total assets in excess of 2.50% of the consolidated revenues or total assets, as applicable, of the Loan Parties and their Subsidiaries.

“Maturity Date” means July 24, 2028.

“Maximum Revolver Amount” means $180,000,000, as decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement.

“Monocle Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of September 8, 2020, by and among Monocle Acquisition Corporation, a Delaware corporation, Monocle Holdings Inc., a Delaware corporation, Monocle Merger Sub 1 Inc., a Delaware corporation, Monocle Merger Sub 2 LLC, a Delaware limited liability company, AerSale Aviation, and Leonard Green & Partners, L.P., a Delaware limited partnership, as in effect on the First Amendment Effective Date (or as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the First Amendment).

“Monocle Merger Documentation” means, collectively, the Monocle Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof and entered into in connection therewith, in each case, as in effect on the First Amendment Effective Date (or, in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the First Amendment).

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means each of the Aircraft Mortgages, Engine Mortgages and other mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other security documents (including, without limitation, security documents that encumber the Real Property Collateral) now existing or hereafter entered into and delivered by any Borrower or any trustee or guarantor for the benefit of any Borrower to Agent, on behalf of itself and the other Lenders, from time to time, with respect to any Collateral, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Borrower or ERISA Affiliate is making, is obligated to make or has made or been obligated to make contributions or has any unsatisfied liability on behalf of participants who are or were employed by any Borrower or ERISA Affiliate.

“NOLV” means, as of any date of determination, with respect to Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Parts of any Person, the value of such Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Parts that is estimated to be recoverable in an orderly liquidation of such Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible

[AerSale] Amended and Restated Credit Agreement

Parts occurring within a period of eighteen (18) months from the date of the applicable Acceptable Appraisal, net of all associated costs and expenses of such liquidation, as determined based upon the most recent Acceptable Appraisal of Whole Aircraft, Whole Engines or Parts, as applicable; provided that if such Acceptable Appraisal does not provide the costs and expenses of such liquidation on an item by item basis, then costs and expenses of liquidation for each item of Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Parts will be such amount as determined by Agent in its Permitted Discretion.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except with respect to an assignment of all or any portion of the Obligations, the Commitments, and any other rights and interests under the Loan Documents (other than an assignment made pursuant to Section 14.2).

[AerSale] Amended and Restated Credit Agreement

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement.

“Parent” has the meaning specified therefor in the preamble to this Agreement.

“Parent Company” has the meaning specified therefor in the preamble to this Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.

“Parts” means any as removed, overhauled, serviceable, rotatable, repairable or expendable Whole Aircraft or Whole Engine parts, ground service equipment and tooling and all Inventory of Whole Aircraft or Whole Engines that are designated for disassembly, that are within the scope of the definition of Eligible Parts without considering the criteria set forth in such definition.

“Parts Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Parts, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain with respect to Eligible Parts, including based on the results of appraisals.

“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(a)no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,
(b)both (i) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries is equal to or greater than the minimum ratio required by Section 7.1 of this Agreement for the trailing four fiscal quarter period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such four fiscal quarter period (it being understood that such proposed payment shall also be a Fixed Charge made on the last day of such four fiscal quarter period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (i) for any subsequent proposed payment to fund a Specific Transaction)) and (ii) Average Excess Availability for the 30 day period immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, is not less than 25% of the Maximum Revolver Amount, and
(c)Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied.

[AerSale] Amended and Restated Credit Agreement

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA, other than a Multiemployer Plan.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

“Perfection Requirements” has the meaning specified therefor in the Guaranty and Security Agreement.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisition” means, subject in all respects to Section 6.15 of this Agreement, any Acquisition so long as:

(a)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(b)no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or its Subsidiaries after giving pro forma effect to such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Subsidiaries as a result of such Acquisition other than Permitted Liens,
(c)Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrowers and Agent), calculated by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, the Loan Parties and their Subsidiaries (i) would have been in compliance with the financial covenant(s) in Section 7 of this Agreement for the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenant(s) in Section 7 of this Agreement for each of the four fiscal quarters in the period ended one year after the proposed date of consummation of such proposed Acquisition,
(d)Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a quarter by quarter basis),
(e)[reserved],

[AerSale] Amended and Restated Credit Agreement

(f)[reserved],
(g)Borrowers have provided Agent with written notice of the proposed Acquisition at least ten Business Days (or such lesser period as agreed by Agent) prior to the anticipated closing date of the proposed Acquisition and, not later than five Business Days (or such lesser period as agreed by Agent) prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition,
(h)the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto,
(i)the assets being acquired (other than assets in an aggregate amount not exceeding $200,000,000) are located within the United States or the Person whose Equity Interests are being acquired is organized in the United States, and
(j)the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable, of this Agreement and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party and the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties.

“Permitted Additional Secured Indebtedness” means Indebtedness incurred by any Loan Party or any of its Subsidiaries (in addition to Permitted Purchase Money Indebtedness) that is secured by, and only by, Specified Collateral, in an aggregate outstanding amount not to exceed $10,000,000 at any one time.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means, subject in all respects to Section 6.15 of this Agreement:

(a)sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business (which, for the avoidance of doubt, shall not include Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral and Eligible Parts) and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Subsidiaries,
(b)sales of assets (other than Equity Interests of any Subsidiary) in the ordinary course of business, so long as any such disposition would not cause an Overadvance immediately after giving effect thereto,
(c)the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d)the licensing of patents, trademarks, copyrights, and other intellectual property

[AerSale] Amended and Restated Credit Agreement

rights in the ordinary course of business (so long as any exclusive licensing is not materially disruptive to the operations of such Person’s business),
(e)the granting of Permitted Liens,
(f)the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)any involuntary loss, damage or destruction of property,
(h)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business,
(j)the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,
(k)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,
(l)the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,
(m)any Permitted Investment,
(n)so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Loan Party or any of its Subsidiaries to a Loan Party (other than a Parent Company), and (ii) from any Subsidiary of any Loan Party that is not a Loan Party to any other Subsidiary of any Loan Party,
(o)dispositions of Equipment (which, for the avoidance of doubt, shall not include Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral and Eligible Parts) or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral,
(p)dispositions of assets acquired by the Loan Parties and their Subsidiaries pursuant to a Permitted Acquisition with respect to which the Payment Conditions are satisfied and consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so

[AerSale] Amended and Restated Credit Agreement

disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,
(q)any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary,
(r)other sales or dispositions for fair market value so long as (i) the aggregate fair market value of all assets disposed of in any fiscal year (including the proposed disposition) would not exceed $1,000,000 or (ii) the Payment Conditions are satisfied, and
(s)dispositions of Investments in AerLine Holdings, Inc. or its Affiliates, but solely to the extent such Investments are Permitted Investments;

provided, that if, as of any date of determination, any sales or dispositions by the Loan Parties as set forth in clauses (a) through (r) above consummated during the period of time from the first day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, involve assets the aggregate NOLV of which would exceed $10,000,000 (the “Threshold Amount”), then Borrowers shall have, prior to consummation of the sale or disposition that causes the assets included in the Borrowing Base that are disposed of during such period to exceed the Threshold Amount, delivered to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

“Permitted Holder” means Sponsor, Nicholas Finazzo and Robert Nichols.

“Permitted Indebtedness” means, subject in all respects to Section 6.15 of this Agreement:

(a)Indebtedness in respect of the Obligations (other than Bank Product Obligations),
(b)Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(d)Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,
(e)Indebtedness consisting of (i) guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations and (ii) guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions or to sellers in connection with Permitted Acquisitions with respect to which the Payment Conditions are satisfied,
(f)Indebtedness of any Loan Party that is incurred on the date of the consummation of a Permitted Acquisition with respect to which the Payment Conditions are satisfied, solely for the purpose of consummating such Permitted Acquisition, so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such Indebtedness is not incurred for working capital purposes,

[AerSale] Amended and Restated Credit Agreement

(iii) such Indebtedness does not mature prior to the date that is 3 months after the Maturity Date, (iv) [reserved], (v) [reserved], (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent, (vii) the aggregate outstanding amount of such Indebtedness does not exceed $200,000,000, and (viii) as of the closing date of such proposed Permitted Acquisition, the Pro Forma Leverage Ratio shall not be greater than 4.00:1.00,
(g)Acquired Indebtedness in an amount not to exceed $20,000,000 outstanding at any one time,
(h)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,
(i)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(j)the incurrence by any Loan Party or its Restricted Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,
(k)Indebtedness (i) constituting Bank Products or (ii) that is incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,
(l)unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Parent that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,400,000, and (iii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to Agent,
(m)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions with respect to which the Payment Conditions are satisfied, or Permitted Dispositions,
(n)Indebtedness composing Permitted Investments,
(o)Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(p)Indebtedness of any Loan Party or its Restricted Subsidiaries in respect of Earn-

[AerSale] Amended and Restated Credit Agreement

Outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions, so long as such Indebtedness is on terms and conditions reasonably acceptable to Agent,
(q)Indebtedness in an aggregate outstanding principal amount not to exceed $6,000,000 at any time outstanding for all Subsidiaries of each Loan Party that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,
(r)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(s)Subordinated Indebtedness, the aggregate outstanding amount of which does not exceed $6,000,000,
(t)Permitted Additional Secured Indebtedness,
(u)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, and
(v)Indebtedness of the Loan Parties or any of their Restricted Subsidiaries in an aggregate outstanding amount not to exceed $1,000,000 at any one time.

“Permitted Indebtedness Prepayments” means, subject in all respects to Section 6.15 of this Agreement:

(a)any prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness when the Payment Conditions are satisfied,
(b)the refinancing of any Indebtedness with the proceeds of, or in exchange for, any Refinancing Indebtedness,
(c)the conversion (or exchange) of any Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Parent or any of its direct or indirect parents,
(d)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any prepayment of Permitted Intercompany Advances (to the extent permitted pursuant to the terms of any applicable Intercompany Subordination Agreement),
(e)any prepayment of Indebtedness with the proceeds of any other Indebtedness otherwise permitted hereunder, and
(f)any prepayment, redemption, purchase, defeasance or other satisfaction with the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of Parent or any of its direct or indirect parents.

“Permitted Intercompany Advances” means, subject in all respects to Section 6.15 of this Agreement, loans made by (a) a Loan Party to another Loan Party (other than a Parent Company), (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan

[AerSale] Amended and Restated Credit Agreement

Party, (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to an Intercompany Subordination Agreement, and (d) a Loan Party to a Subsidiary of a Loan Party that is not a Loan Party so long as (i) the aggregate amount of all such loans (by type, not by the borrower) does not exceed $10,000,000 outstanding at any one time and (ii) the Payment Conditions are satisfied.

“Permitted Investments” means, subject in all respects to Section 6.15 of this Agreement:

(a)Investments in cash and Cash Equivalents,
(b)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(c)advances made in connection with purchases of goods or services in the ordinary course of business,
(d)Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
(e)Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement,
(f)guarantees permitted under the definition of Permitted Indebtedness,
(g)Permitted Intercompany Advances,
(h)Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)deposits of cash made in the ordinary course of business to secure performance of operating leases,
(j)(i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent, and (ii) loans and advances to employees and officers of a Loan Party or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $2,400,000 at any one time,
(k)Permitted Acquisitions with respect to which the Payment Conditions are met,
(l)Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent),

[AerSale] Amended and Restated Credit Agreement

(m)Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,
(n)equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(o)Investments held by a Person acquired in a Permitted Acquisitions with respect to which the Payment Conditions are satisfied, to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(p)Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Equity Interests) of Parent or any of its direct or indirect parents, or the proceeds of an issuance thereof,
(q)Investments made pursuant to agreements in effect on the Closing Date that have been fully disclosed to Agent (and not amended after the Closing Date without the prior written consent of Agent),
(r)Investments in Unrestricted Subsidiaries in the form of capital contributions of (or other Investments in respect of) Whole Aircraft or Whole Engines; provided that (i) with respect to any such Investments in respect of Whole Engines, (x) such Whole Engines are excluded from Eligible Whole Engine Collateral as ineligible, and (y) the aggregate NOLV of such Investments shall not exceed $30,000,000 at any time (other than Investments in respect of Whole Engines comprising Specified Collateral as of the Closing Date), and (ii) the Payment Conditions are satisfied,
(s)acquisitions of assets (including assets that constitute all or substantially all of the assets of another Person but do not constitute a division or line of business) in bulk primarily for conversion to Inventory, or to be held as Inventory, in either case consistent with Borrowers’ historical business practices; provided that, in each case, if such acquisition is financed with the proceeds of a Revolving Loan, Average Excess Availability for the 30 day period immediately preceding the date of the consummation of such acquisition and the incurrence of such Revolving Loan, calculated on a pro forma basis as if such acquisition was consummated and such Revolving Loan was incurred on the first day of such period, is not less than 15% of the Maximum Revolver Amount, and
(t)Investments so long as the Payment Conditions are satisfied.

“Permitted Liens” means, subject in all respects to Section 6.15 of this Agreement:

(a)Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,

[AerSale] Amended and Restated Credit Agreement

(d)Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e)the interests of lessors and lessees under operating leases and licensors under license agreements (so long as any exclusive license agreements are not materially disruptive to the operations of such Person’s business),
(f)purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
(g)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(h)Liens on amounts deposited to secure Parent’s and its Restricted Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,
(i)Liens on amounts deposited to secure Parent’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
(j)Liens on amounts deposited to secure Parent’s and its Restricted Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
(k)with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
(l)licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business (so long as any exclusive licenses are not materially disruptive to the operations of such Person’s business),
(m)Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,
(o)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

[AerSale] Amended and Restated Credit Agreement

(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)Liens solely on any cash earnest money deposits made by a Loan Party or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Permitted Investment,
(r)Liens (i) assumed by any Loan Party or its Restricted Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness and (ii) securing Indebtedness permitted under clauses (f) and (p) of the definition of Permitted Indebtedness so long as, with respect to this subclause (ii), such Liens are junior in priority to Agent’s Lien,
(s)Liens on Specified Collateral securing Permitted Additional Secured Indebtedness, and
(t)Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,200,000.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Borrower.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Pre-Approved Jurisdiction” means each of Australia, Austria, Belgium, Canada, Cyprus, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, Mexico, Netherlands, New Zealand, Poland, Portugal, Singapore, South Korea, Spain, Sweden, the United Kingdom and the United States, as such list may be updated from time to time by Agent in its Permitted Discretion.

[AerSale] Amended and Restated Credit Agreement

“Pro Forma Leverage Ratio” means, at any time for the determination thereof, the ratio of  (a) Total Debt as of such time (giving effect to any incurrence or repayment of Indebtedness on such date, including as a result of the proposed Acquisition to be consummated on such date) to (b) EBITDA for the Reference Period most recently ended on or prior to such date (calculated by giving pro forma effect to such proposed Acquisition or dispositions consummated after the commencement of such Reference Period or to be consummated on the calculation date as if such acquisitions or dispositions had been consummated on the first day of such Reference Period).

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders,
(b)with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders,
(c)[reserved], and
(d)with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

“Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

[AerSale] Amended and Restated Credit Agreement

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.15 of this Agreement.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualifying IPO” means the issuance by AerSale Aviation of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to this Agreement, and (b) any Real Property hereafter acquired by any Loan Party or one of its Subsidiaries with a fair market value in excess of $10,000,000.

“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) of this Agreement, to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount.

“Recipient” means (a) the Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning set forth in the definition of EBITDA.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)such refinancings, renewals, or extensions do not result in an increase in the

[AerSale] Amended and Restated Credit Agreement

principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
(c)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(d)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(e)if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and
(f)if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

“Register” has the meaning set forth in Section 13.1(h) of this Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

[AerSale] Amended and Restated Credit Agreement

“Replacement Lender” has the meaning specified therefor in Section 2.14(b) of this Agreement.

“Report” has the meaning specified therefor in Section 15.16 of this Agreement.

“Required Availability” means that the Excess Availability exceeds $50,000,000.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the sum of the aggregate Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders.

“Reserves” means, as of any date of determination, Receivables Reserves, Aircraft Reserves, Engine Reserves, Parts Reserves, Bank Product Reserves and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) of this Agreement, to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Parent or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent or any of its Subsidiaries, or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding.  The amount of any Restricted Payment made with assets or property that is not cash shall be the fair market value thereof.

“Restricted Subsidiary” means any Subsidiary of a Borrower other than an Unrestricted Subsidiary.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms hereof (including Section 2.15 and Section 13.1 of this Agreement), and as such amounts may be decreased by the amount of reductions in the Revolver

[AerSale] Amended and Restated Credit Agreement

Commitments made in accordance with Section 2.4(c) of this Agreement.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility pursuant to Section 2.15).

“Revolving Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure.

“Revolving Loan Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loan SOFR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, (e) the Hong Kong Monetary Authority or (f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

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“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Amendment Effective Date” means March 12, 2021.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.12(a).

“SOFR Notice” means a written notice in form of Exhibit L-1 to this Agreement.

“SOFR Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.

“SOFR Rate Margin” means the Revolving Loan SOFR Rate Margin.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws including laws relating to fraudulent or unfair transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Aviation Equipment Criteria” shall mean, with respect to any Whole Aircraft or Whole Engine, all of the following:

[AerSale] Amended and Restated Credit Agreement

(a)such Whole Aircraft or Whole Engine is maintained in accordance with the applicable regulations of the FAA, EASA, any air authority of any Pre-Approved Jurisdiction or another air authority reasonably satisfactory to Agent and is in airworthy or serviceable condition; provided, that while a Whole Aircraft or Whole Engine is undergoing maintenance and repairs in the ordinary course of business, it will not, solely as a result of such maintenance or repairs, be deemed unairworthy or not in serviceable condition, as applicable;
(b)such Whole Aircraft or Whole Engine is subject to a perfected first priority security interest in favor of Agent that satisfies the Perfection Requirements (provided that, upon Administrative Borrower’s prior written request, Agent may deem a Whole Aircraft or Whole Engine that satisfies only the Limited Perfection Requirements to be in compliance with this clause (b); provided further, that (i) Agent shall not be obligated to provide any such accommodation, it being understood that each request for such a determination will be considered by Agent in its sole discretion on a case-by-case basis and (ii) at any time during such period, Agent may elect to revoke such determination in its Permitted Discretion);
(c)[reserved];
(d)if such Whole Aircraft or Whole Engine is subject to a Lease, such Lease shall be an Eligible Lease;
(e)such Whole Aircraft or Whole Engine has a certificate of insurance naming Agent as lender’s loss payee or contract party and/or additional insured, as applicable, for the benefit of the Lenders, which certificate has been delivered to Agent;
(f)notice and an Acceptable Appraisal has been delivered to Agent with respect to any newly acquired Whole Aircraft or Whole Engine;
(g)[reserved];
(h)(i) if subject to a Lease, then such Whole Aircraft or Whole Engine is leased into a Pre-Approved Jurisdiction or other jurisdiction approved by Agent in its Permitted Discretion (but not an Unapproved Foreign Jurisdiction), or (ii) if not subject to a Lease, then (x) such Whole Aircraft or Whole Engine is located at one of the locations in the continental United States set forth on Schedule E-2, provided that if it is located on real property leased by a Borrower or in a contract warehouse or with a bailee, all storage arrangements with third parties with respect thereto are on terms and conditions acceptable to Agent pursuant to such documents as Agent shall require and for a duration acceptable to Agent, in each case, in its Permitted Discretion; or (y) in the case of a Whole Engine only, such Whole Engine is located in a Pre-Approved Jurisdiction or other jurisdiction approved by Agent in its Permitted Discretion (but not an Unapproved Foreign Jurisdiction) at a location acceptable to Agent, provided that, if it is located on real property leased by a Borrower or in a contract warehouse or with a bailee, (A) all storage arrangements with third parties with respect thereto are on terms and conditions acceptable to Agent pursuant to such documents as Agent shall require and for a duration acceptable to Agent, in each case, in its Permitted Discretion, and (B) such Whole Engine is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;
(i)such Whole Aircraft or Whole Engine shall not be on lease to a Sanctioned Person; and

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(j)such Whole Aircraft and Whole Engines are not otherwise deemed ineligible by Agent in its Permitted Discretion.

“Specified Collateral” has the meaning specified therefor in the Guaranty and Security Agreement.

“Specified Permitted Liens” shall mean (i) with respect to Eligible Whole Aircraft Collateral and Eligible Whole Engine Collateral, Permitted Liens described in items (a), (b) or (g) of the definition of “Permitted Liens,” Statutory Liens and Lease Transaction Liens, and (ii) otherwise, Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases.

“Specified Restricted Payment” means that certain purchase by the Parent of Equity Interests issued by the Parent in the amount of $22,204,000, that occurred on November 16, 2022.

“Specified Transaction” means any Investment, Permitted Indebtedness Prepayment, Restricted Payment (or declaration of any prepayment or Restricted Payment) or transaction with Affiliate.

“Sponsor” means Leonard Green & Partners, L.P. and its Affiliates.

“Sponsor Affiliated Entity” means Sponsor or any of its Affiliates (other than Loan Parties or their Subsidiaries and other than operating portfolio companies of Sponsor and its Affiliates).

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Statutory Lien” means any Permitted Lien arising solely by operation of law and not by contract in respect of which there is no likelihood that the continuance or existence of the same would or could result in any sale, loss or forfeiture of any Collateral and/or any criminal or civil penalties against Agent or any Lender; provided, that such lien does not exist for a period of more than thirty (30) days or is the subject of a Permitted Protest.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a Subordination Agreement or contains terms and conditions of subordination that are acceptable to Agent.

“Subordination Agreement” means an agreement between Agent and the provider of any Subordinated Indebtedness that contains terms and conditions of subordination that are acceptable to Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, trust or other entity in which that Person directly or indirectly owns or controls (i) the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity, or (ii) in the case of a trust, more than 50% of the beneficial interests thereof.

“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66

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2/3% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Supported QFC” has the meaning specified therefor in Section 17.15 of this Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of this Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Syndication Agent” has the meaning set forth in the preamble to this Agreement.

“Synovus Facility” means that certain Loan Agreement, dated as of June 30, 2023, by and between AerSale and Synovus Bank, its successors and/or assigns.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

[AerSale] Amended and Restated Credit Agreement

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title IV Plan” means a Pension Plan, that is covered by Title IV of ERISA, and that any Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Debt” shall mean all Indebtedness of Parent, on a consolidated basis, in the amount that would be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unapproved Foreign Jurisdiction” means Turkey, China, Russia, Jordan, South Africa or any other foreign jurisdiction designated as such by Agent in its Permitted Discretion by 30 days prior written notice

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to Borrowers.

“Unfinanced Capital Expenditures”  means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (including, with respect to the purchase of assets to be held for lease, the incurrence of any Revolving Loans, but otherwise excluding the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are either (i) not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement or (ii) not reimbursable by a third person (excluding any Loan Party or any of its Affiliates) pursuant to a written agreement.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of a Borrower designated as such in the following sentence or designated by a Borrower as an Unrestricted Subsidiary pursuant to Section 5.18 subsequent to the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of a Borrower or ceases to be a Subsidiary of a Borrower.  As of the Closing Date, the following Subsidiaries constitute Unrestricted Subsidiaries:  (i) AERSALE USA 2 LLC, (ii) AERSALE USA 2 SUB LLC, (iii) AERSALE 27043 LLC and (iv) GABLES MSN 26343 LIMITED.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a) and 2.12(b), in each case, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.15 of this Agreement.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Whole Aircraft” means any airframe that is within the scope of the definition of Eligible Whole Aircraft Collateral without considering the criteria set forth in such definition.

“Whole Engine” means any aircraft engine that is within the scope of the definition of Eligible Whole Engine Collateral without considering the criteria set forth in such definition.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other

[AerSale] Amended and Restated Credit Agreement

person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.
1.3Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
1.4Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations

[AerSale] Amended and Restated Credit Agreement

shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
1.6Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7Rates.  The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be

[AerSale] Amended and Restated Credit Agreement

adverse to the Borrowers.  The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.8Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.LOANS AND TERMS OF PAYMENT.
2.1Revolving Loans.
(a)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:
(i)such Lender’s Revolver Commitment, or
(ii)such Lender’s Pro Rata Share of an amount equal to the lesser of:
(A)the amount equal to (1) the Maximum Revolver Amount, less (2) the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time, and
(B)the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time.
(b)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
(c)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves against the Borrowing Base or the Maximum Revolver Amount (which shall be reduced thereby).  The amount of any Reserve established by Agent, and any changes to the eligibility

[AerSale] Amended and Restated Credit Agreement

criteria set forth in the definitions of Eligible Accounts, Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Parts shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria.  Agent shall notify Borrowers at least five Business Days prior to the date on which any such reserve is to be established or increased or any eligibility criterion is to be changed (during which period Agent shall be available to discuss any such proposed Reserve or increase, or eligibility criterion change, with Borrowers and Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase, or eligibility criterion change, no longer exists, in a manner and to the extent reasonably satisfactory to Agent); provided further, that (i) the Borrowers may not obtain any new Revolving Loans (including Swing Loans) or Letters of Credit to the extent that such Revolving Loan (including Swing Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve, or change to eligibility criterion, as set forth in such notice, (ii) no such prior notice shall be required for changes to any Reserves or eligibility criteria resulting solely by virtue of mathematical calculations of the amount of the Reserve or eligibility criterion in accordance with the methodology of calculation set forth in this Agreement or previously utilized, (iii) no such prior notice shall be required during the continuance of any Event of Default and (iv) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral.
2.2Asset Purchase Borrowing Base Adjustment.  For purposes of the calculation of the Borrowing Base in respect of any Revolving Loans to be made by any Lender to Borrowers hereunder, the value of any Whole Aircraft or Whole Engine to be purchased by Borrowers with the proceeds of such Revolving Loan, as determined pursuant to an Acceptable Appraisal specific to such Whole Aircraft or Whole Engine and delivered to Agent at least ten Business Days (or such lesser period as agreed by Agent) prior to the date of the requested Revolving Loan, may be included in such calculation provided that:
(a)prior to or concurrently with (in the normal sequence of aviation transactions) the making of the requested Revolving Loan, Borrowers shall have executed and delivered or caused to be executed and delivered to Agent an Aircraft Mortgage or an Engine Mortgage conforming to the requirements of the Guaranty and Security Agreement;
(b)the proceeds of such Revolving Loan, in their entirety, are applied towards payment of the acquisition price for such Whole Aircraft or Whole Engine;
(c)[reserved];
(d)the acquisition of such Whole Aircraft or Whole Engine occurs concurrently or immediately following the making of the relevant Revolving Loan;
(e)upon the acquisition of such Whole Aircraft or Whole Engine, Borrowers shall take all action necessary to comply with the Perfection Requirements;
(f)prior to or concurrently with (in the normal sequence of aviation transactions) the making of the requested Revolving Loan, such Whole Aircraft or Whole Engine shall otherwise meet the criteria set forth in the definition of “Eligible Whole Aircraft Collateral”, “Eligible Off-Lease Whole Engine Collateral” or “Eligible Whole Engine Collateral”, as applicable; and

[AerSale] Amended and Restated Credit Agreement

(g)immediately prior to the making of the requested Revolving Loan, Borrowers shall have executed and delivered to Agent an additional Borrowing Base Certificate with accompanying certification pursuant to Section 5.1(a), which certificate shall be calculated on a pro forma basis giving effect to such acquisition.  The foregoing requirement shall be in addition to and not affect the obligations of Borrowers pursuant to Section 5.1(a) hereof.
2.3Borrowing Procedures and Settlements.
(a)Procedure for Borrowing Revolving Loans.  Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 11:00 a.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (iii) on the Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day.  All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.
(b)Making of Swing Loans.  In the case of a Revolving Loan and so long as any of (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $10,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such Borrowing to the Designated Account. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date.  Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan.  The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.
(c)Making of Revolving Loans.
(i)In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such

[AerSale] Amended and Restated Credit Agreement

notification to be sent on the Business Day that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, or (B) in the case of a SOFR Loan, prior to 11:00 a.m. at least three Business Days prior to the requested Funding Date.  If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date.  After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
(ii)Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
(d)Protective Advances and Optional Overadvances.
(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to

[AerSale] Amended and Restated Credit Agreement

preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).
(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Borrowing Base, and (B) subject to Section 2.3(d)(iv) below, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.  In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence.  In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(i).
(iii)Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a SOFR Loan.  Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance.  The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.  The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(iv)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments; provided that Agent may make Extraordinary Advances in excess of the foregoing limitations so long as such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments are for Agent’s sole and separate account and not for the account of any Lender.  No Lender shall have an obligation to settle with Agent for such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the

[AerSale] Amended and Restated Credit Agreement

Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments as provided in Section 2.3(e) (or Section 2.3(g), as applicable).
(e)Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans.  Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to any Loan Party’s or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing  Loans and Extraordinary Advances) for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances).  Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders.  If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
(ii)In determining whether a Lender’s balance of the Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

[AerSale] Amended and Restated Credit Agreement

(iii)Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans.  Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans.  If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans.  During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.
(iv)Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
(f)Notation.  Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(g)Defaulting Lenders.
(i)Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender,  (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations)

[AerSale] Amended and Restated Credit Agreement

hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii).  Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
(ii)If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
(A)such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

[AerSale] Amended and Restated Credit Agreement

(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;
(C)if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
(D)to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
(E)to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
(F)so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii), or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and
(G)Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d).  Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(h)Independent Obligations.  All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their

[AerSale] Amended and Restated Credit Agreement

Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.4Payments; Reductions of Commitments; Prepayments.
(a)Payments by Borrowers.
(i)Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein.  Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(b)Apportionment and Application.
(i)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.
(ii)Subject to Section 2.4(b)(v), Section 2.4(d)(ii), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(iii)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

[AerSale] Amended and Restated Credit Agreement

(A)first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by Agent pursuant to the terms of Section 2.3(d)(iv), until paid in full,
(B)second, to pay any fees or premiums then due to Agent under the Loan Documents, until paid in full,
(C)third, to pay interest due in respect of all Protective Advances, until paid in full,
(D)fourth, to pay the principal of all Protective Advances, until paid in full,
(E)fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(F)sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents, until paid in full,
(G)seventh, to pay interest accrued in respect of the Swing Loans, until paid in full,
(H)eighth, to pay the principal of all Swing Loans, until paid in full,
(I)ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances), until paid in full,
(J)tenth, ratably
(I)ratably, to pay the principal of all Revolving Loans, until paid in full,
(II)to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),
(K)eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash

[AerSale] Amended and Restated Credit Agreement

collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),
(L)twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and
(M)thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(iv)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
(v)In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(vi)For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(vii)In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
(c)Reduction of Commitments.
(i)Revolver Commitments.  The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement.  Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount not less than the greater of (A) $50,000,000 or (B) the sum of (x) the Revolver Usage as of such date, plus (y) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (z) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a).  Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to the minimum amount set forth in the immediately preceding sentence and the amount of the Revolver Commitments in excess of such minimum amount in effect immediately prior to such reduction is less than $5,000,000), shall be made by providing not less than

[AerSale] Amended and Restated Credit Agreement

ten Business Days prior written notice to Agent, and shall be irrevocable.  The Revolver Commitments, once reduced, may not be increased.  Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.  In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the FRB.
(ii)[Reserved].
(d)Optional Prepayments.
(i)Revolving Loans.  Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.
(ii)[Reserved].
(e)Mandatory Prepayments.
(i)Borrowing Base.  If, at any time, (A) the Revolver Usage on such date exceeds (B) the lesser of (x) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, or (y) the Maximum Revolver Amount, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(c), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.
(f)Application of Payments.  Each prepayment pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).
2.5Promise to Pay; Promissory Notes.
(a)Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)).  Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.  Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

[AerSale] Amended and Restated Credit Agreement

(b)Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes.  In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers.  Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein. Each Lender that requests a promissory note on the Closing Date agrees that such note may be delivered to Agent, that Agent can accept such notes on behalf of such Lender, that such delivery to Agent shall also constitute delivery to such Lender hereunder, and that upon such delivery such Lender will be bound by the terms of such note and the other Loan Documents.
2.6Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.
(a)Interest Rates.  Except as provided in Section 2.6(c) and Section 2.13(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
(i)if the relevant Obligation is a SOFR Loan, at a per annum rate equal to Adjusted Term SOFR plus the SOFR Rate Margin, and
(ii)otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.
(b)Letter of Credit Fee.  Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the Revolving Loan SOFR Rate Margin times the average amount of the Letter of Credit Usage during the immediately preceding month.
(c)Default Rate.  (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5), at the direction of Agent or the Required Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), (A) all Loans and all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable thereunder, and (B) the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.
(d)Payment.  Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) of this Agreement shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan

[AerSale] Amended and Restated Credit Agreement

Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).  Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Revolving Loans hereunder, (B) on the first Business Day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c) of this Agreement, (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b) of this Agreement, (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into SOFR Loans in accordance with the terms of this Agreement).
(e)Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
(f)Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
2.7Crediting Payments.  The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 1:30 p.m.  If any payment item is received into Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8Designated Account.  Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions

[AerSale] Amended and Restated Credit Agreement

received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d) of this Agreement.  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7 of this Agreement, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account.  Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
2.10Fees.
(a)Agent Fees.  Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
(b)Unused Line Fee.  Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to 0.375% per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(c)Field Examination and Other Fees.  Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, or to assess any Loan Party’s or its Subsidiaries’ business valuation.
2.11Letters of Credit.
(a)Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a

[AerSale] Amended and Restated Credit Agreement

requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers.  By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and  made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank.  Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances.  Issuing Bank’s records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.
(b)Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:
(i)the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or
(ii)[reserved], or
(iii)the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans), or
(iv)the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii) of this Agreement, or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii) of this Agreement.  Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the

[AerSale] Amended and Restated Credit Agreement

issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally.
(d)Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit.  In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week.  Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrowers on the Closing Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars.  If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3 of this Agreement) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan.  Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) of this Agreement to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.
(e)Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d) of this Agreement, each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) of this Agreement on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders.  By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d) of this Agreement, or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) of this Agreement shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 of this Agreement.  If any such Revolving Lender fails to make available to Agent the amount of such

[AerSale] Amended and Restated Credit Agreement

Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section 2.11, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) of this Agreement (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:
(i)any Letter of Credit or any pre-advice of its issuance;
(ii)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;
(iii)any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;
(iv)any independent undertakings issued by the beneficiary of any Letter of Credit;
(v)any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;
(viii)the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;
(ix)any prohibition on payment or delay in payment of any amount payable by Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

[AerSale] Amended and Restated Credit Agreement

(x)Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(xi)any foreign language translation provided to Issuing Bank in connection with any Letter of Credit;
(xii)any foreign law or usage as it relates to Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or
(xiii)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity.  Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f) of this Agreement.  If and to the extent that the obligations of Borrowers under this Section 2.11(f) of this Agreement are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit.  Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d) of this Agreement, plus interest at the rate then applicable to Base Rate Loans hereunder.  Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.  Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.
(h)Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending

[AerSale] Amended and Restated Credit Agreement

text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes.  If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers.  Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity.  Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.
(i)Borrowers’ reimbursement and payment obligations under this Section 2.11 of this Agreement are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)any lack of validity, enforceability or legal effect of any Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;
(iii)Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;
(iv)Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;
(v)the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Issuing Bank or any other Person;
(vi)Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank’s counters or are different from the electronic presentation;

[AerSale] Amended and Restated Credit Agreement

(vii)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i) of this Agreement, constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or
(viii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, that subject to Section 2.11(g) of this Agreement above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 of this Agreement or any Letter of Credit.

(j)Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:
(i)honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
(v)acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

[AerSale] Amended and Restated Credit Agreement

(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) of this Agreement shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k) of this Agreement):  (i) a fronting fee which shall be imposed by Issuing Bank equal to 0.125% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).
(l)If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the FRB as from time to time in effect (and any successor thereto):
(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or

[AerSale] Amended and Restated Credit Agreement

(ii)there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) of this Agreement for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11(l) of this Agreement, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date.  Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) of this Agreement upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage.  If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(n) of this Agreement, the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 of this Agreement are satisfied).
(o)Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(p)Issuing Bank shall be deemed to have acted with due diligence and reasonable care

[AerSale] Amended and Restated Credit Agreement

if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
(r)The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(s)At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document.  Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents.  The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business.  This appointment is coupled with an interest.
2.12SOFR Option.
(a)Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “SOFR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a SOFR Loan, or upon continuation of a SOFR Loan as a SOFR Loan) at a rate of interest based upon Adjusted Term SOFR.  Interest on SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrowers have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon Adjusted Term SOFR.
(b)SOFR Election.
(i)Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the SOFR Option by notifying Agent prior to 11:00 a.m. at least three U.S. Government Securities Business Days prior to the commencement of the proposed

[AerSale] Amended and Restated Credit Agreement

Interest Period (the “SOFR Deadline”).  Notice of Borrowers’ election of the SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a SOFR Notice received by Agent before the SOFR Deadline.  Promptly upon its receipt of each such SOFR Notice, Agent shall provide a copy thereof to each of the affected Lenders.
(ii)Each SOFR Notice shall be irrevocable and binding on Borrowers.  In connection with each SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (C) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any SOFR Notice delivered pursuant hereto, (D) any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (E) any failure of any Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment, or (F) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 14.2(b) (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable SOFR Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any SOFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.  All of the obligations of the Loan Parties under this Section 2.12(b)(ii) shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(iii)Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five SOFR Loans in effect at any given time.  Borrowers may only exercise the SOFR Option for proposed SOFR Loans of at least $1,000,000.
(c)Conversion; Prepayment.  Borrowers may convert SOFR Loans to Base Rate Loans or prepay SOFR Loans at any time; provided, that in the event that SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) of this Agreement or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii) of this Agreement.
2.13Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability.  Subject to clause (c) below,

[AerSale] Amended and Restated Credit Agreement

in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Agent, then, in each case, the Agent shall promptly give notice thereof to the Borrower.  Upon notice thereof by the Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15 of this Agreement.
(b)Laws Affecting SOFR Availability.  If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Adjusted Term SOFR, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrowers and the other Lenders (an “Illegality Notice”).  Thereafter, until each affected Lender notifies the Agent and the Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (b) of the definition of “Base Rate”.  Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (b) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15 of this Agreement.
(c)Benchmark Replacement Setting.

[AerSale] Amended and Restated Credit Agreement

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations.  Agent will promptly notify Administrative Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  Agent will promptly notify Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(c)(iv).  Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(c)(iii).
(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period.  Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) Administrative

[AerSale] Amended and Restated Credit Agreement

Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(d)Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.14Increased Costs and Capital Requirements.
(a)Increased Costs.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (ii) through (v) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Bank or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

[AerSale] Amended and Restated Credit Agreement

(b)Capital Requirements.
(i)If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof.  Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section 2.14 for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(ii)If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.14(a) of this Agreement or amounts under Section 2.14(b) of this Agreement (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.14(a) or Section 2.14(b) of this Agreement, as applicable, or would eliminate the illegality or impracticality of funding or maintaining SOFR Loans, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.14(a) or Section 2.14(b) of this Agreement, as applicable, or to enable Borrowers to obtain SOFR Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.14(a) or Section 2.14(b) of this Agreement, as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l),  Section 2.14(a) or Section

[AerSale] Amended and Restated Credit Agreement

2.14(b) of this Agreement, as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain SOFR Loans, may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case,  reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.
(iii)Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.14(a), and 2.14(b) of this Agreement shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
2.15Incremental Increase.
(a)Request for Incremental Increase.  At any time after the Fourth Amendment Effective Date, upon written notice to the Agent, the Borrowers may request one (1) increase in the Revolver Commitments (the “Incremental Increase”); provided that (A) after giving effect to the Incremental Increase, the Maximum Revolver Amount shall not exceed $200,000,000, (B) the Incremental Increase shall be in the amount of $20,000,000 (or such lesser amount as agreed to by the Agent), and (C) no Lender will be required or otherwise obligated to provide any portion of the Incremental Increase.
(b)Incremental Lender.  Notice from the Borrowers pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the Incremental Increase.  The Incremental Increase may be provided by any existing Lender or by any other Persons (such Lender or other Person, an “Incremental Lender”); provided that the Agent, the Issuing Bank and/or the Swing Lender, as applicable, shall have consented (not to be unreasonably withheld or delayed) to the Incremental Lender providing the Incremental Increase to the extent any such consent would be required under Section 13.1 for an assignment of Loans or Commitments, as applicable, to the Incremental Lender.  At the time of sending such notice, the Borrowers (in consultation with the Agent) shall specify the time period within which the proposed Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lender (or such shorter period as agreed to by the Agent).  Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested.  Any Person not responding within such time period shall be deemed to have declined to provide the Incremental Increase.
(c)Increase Effective Date and Allocations.  The Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of the Incremental Increase (limited in the case of the Incremental Lender to its own allocation thereof).  The Agent shall promptly notify the Borrowers and the Incremental Lender of the final allocation of the Incremental

[AerSale] Amended and Restated Credit Agreement

Increase and the Increase Effective Date.
(d)Terms of Incremental Increase.  The terms of the Incremental Increase (which shall be set forth in an Incremental Amendment (as defined below)) shall be determined by the Borrowers and the Incremental Lender; provided that:
A.in the case of the Incremental Increase:
(A)the Incremental Increase shall have the same terms, including maturity, Applicable Margin and Unused Line Fees, as the Revolving Credit Facility; provided that (x) any upfront fees payable by the Borrowers to the Lenders under the Incremental Increase may differ from those payable under the then existing Revolver Commitments and (y) the Applicable Margins or Unused Line Fees or interest rate floor applicable to the Incremental Increase may be higher than the Applicable Margins or Unused Line Fees or interest rate floor applicable to the Revolving Credit Facility if the Applicable Margins or Unused Line Fees or interest rate floor applicable to the Revolving Credit Facility are increased to equal the Applicable Margins and Unused Line Fees and interest rate floor applicable to the Incremental Increase; and
(B)On the Increase Effective Date: (i) the outstanding Revolving Loan Exposure will be reallocated by the Agent among the Revolving Lenders (including the Incremental Lender providing the Incremental Increase) in accordance with their revised Revolver Commitment after giving effect to the Incremental Increase, (ii) the participations of the Lenders in the Swing Loans and Letters of Credit will be automatically adjusted to reflect the Swing Loan Exposure and Letter of Credit Exposure of all the Lenders (including the Incremental Lender providing the Incremental Increase) after giving effect to the Incremental Increase, (iii) the Lenders (including the Incremental Lender providing the Incremental Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrowers shall pay any and all costs required pursuant to Section 2.12(b)(ii) in connection with such reallocation as if such reallocation were a repayment) and (iv) each reference to the term “Maximum Revolver Amount” herein and in any of the Other Documents shall be deemed amended to mean the amount of the Maximum Revolver Amount as so recalculated pursuant to this Section 2.15;
B.the Incremental Increase shall constitute Obligations of the Borrowers and will be guaranteed by the Guarantors and secured on a pari passu basis with the other secured Obligations; and
C.The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.15 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security

[AerSale] Amended and Restated Credit Agreement

interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.
(e)Conditions to Effectiveness of the Incremental Increase.  The Incremental Increase shall become effective as of the Increase Effective Date and shall be subject to the following conditions precedent:
A.no Default or Event of Default shall exist on the Increase Effective Date immediately prior to or after giving effect to (A) the Incremental Increase or (B) the making of the initial Extensions of Credit pursuant thereto;
B.all of the representations and warranties set forth in Article IV shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Increase Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;
C.the Agent shall have received evidence from the Borrowers demonstrating that the Borrowers are in compliance with the financial covenant set forth in Section 7.1, based on the financial statements for the most recently completed Reference Period, both before and after giving effect on a pro forma basis to the incurrence of the Incremental Increase and any Permitted Acquisition, refinancing of Indebtedness or other event consummated in connection therewith giving rise to a pro forma basis adjustment;
D.the Loan Parties shall have executed an Incremental Amendment in form and substance reasonably acceptable to the Borrowers and the applicable Incremental Lenders; and
E.the Agent shall have received from the Borrowers, any customary legal opinions or other documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing the Incremental Increase), reasonably requested by Agent in connection with the Incremental Increase.
(f)Incremental Amendments.  The Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, the Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent, to effect the provisions of this Section 2.15.
(g)Use of Proceeds.  The proceeds of any Incremental Increase may be used by the Borrowers and their Subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments permitted hereunder and any other use not prohibited by this Agreement.
2.16Joint and Several Liability of Borrowers.
(a)Each Borrower is accepting joint and several liability hereunder and under the

[AerSale] Amended and Restated Credit Agreement

other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.16), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.  Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.
(d)The Obligations of each Borrower under the provisions of this Section 2.16 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.16(d)) or any other circumstances whatsoever.
(e)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation,

[AerSale] Amended and Restated Credit Agreement

reimbursement, contribution, or indemnity of such Borrower against any other Borrower.  Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.16 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.16, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.16 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.16 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.  Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.  Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers.  Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment.  Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid.
(f)Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)The provisions of this Section 2.16 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any

[AerSale] Amended and Restated Credit Agreement

of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.16 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.16 will forthwith be reinstated in effect, as though such payment had not been made.
(h)Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.16, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.  If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.
(i)Each of the Borrowers hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Property located in California, the Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party.  In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the Borrowers hereby waives until such time as the Obligations have been paid in full:
(i)all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Borrowers by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;

[AerSale] Amended and Restated Credit Agreement

(ii)all rights and defenses that the Borrowers may have because the Obligations are secured by Real Property located in California, meaning, among other things, that:  (A) Agent, the other members of the Lender Group, and the Bank Product Providers may collect from the Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Agent, on behalf of the Lender Group, forecloses on any Real Property Collateral pledged by any Loan Party, (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender Group may collect from the Loan Parties even if, by foreclosing on the Real Property Collateral, Agent or the other members of the Lender Group have destroyed or impaired any right the Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and
(iii)all rights and defenses arising out of an election of remedies by Agent, the other members of the Lender Group, and the Bank Product Providers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Borrowers’ rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.
3.CONDITIONS; TERM OF AGREEMENT.
3.1Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment of each of the conditions precedent set forth on Schedule 3.1 to this Agreement.
3.2Conditions Precedent to all Extensions of Credit.  The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
(a)the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents (other than any “Loan Document” as defined in the Existing Credit Agreement) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(b)no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
3.3Maturity.  The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).
3.4Effect of Maturity.  On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than

[AerSale] Amended and Restated Credit Agreement

Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations (other than contingent obligations with respect to which no claim has been made) have been paid in full.  When all of the Obligations have been paid in full (other than contingent obligations with respect to which no claim has been made), Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5Early Termination by Borrowers.  Borrowers have the option, at any time upon five Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments.  The foregoing notwithstanding, (a) Borrowers may rescind termination notices or make any termination notice conditional upon the occurrence of any event, including a refinancing, and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
3.6Conditions Subsequent.  The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Parent Company and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1Due Organization and Qualification; Subsidiaries.
(a)Each Loan Party and each of its Subsidiaries (i) is duly organized or incorporated, as appropriate, and existing and in good standing under the laws of the jurisdiction of its organization or

[AerSale] Amended and Restated Credit Agreement

incorporation, as appropriate (to the extent that such concept exists in the relevant jurisdiction), (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)Set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time in connection with the delivery of a Compliance Certificate to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, as of the Closing Date and thereafter, as of the most recent date on which Borrowers provided the Compliance Certificate pursuant to Section 5.1 of this Agreement, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.
(c)Set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time in connection with the delivery of a Compliance Certificate to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, as of the Closing Date and thereafter, as of the most recent date on which Borrowers provided the Compliance Certificate pursuant to Section 5.1 of this Agreement, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party.  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.
(d)Except as set forth on Schedule 4.1(d) to this Agreement (as such Schedule may be updated from time to time in connection with the delivery of a Compliance Certificate to reflect changes resulting from transactions permitted under this Agreement), as of the Closing Date and thereafter, as of the most recent date on which Borrowers provided the Compliance Certificate pursuant to Section 5.1 of this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.  No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
4.2Due Authorization; No Conflict.
(a)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(b)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or

[AerSale] Amended and Restated Credit Agreement

imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
4.3Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
4.4Binding Obligations; Perfected Liens.
(a)Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, examinership, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement, and subject only to the filing of financing statements, the recordation of any Copyright Security Agreement, and the recordation of the Mortgages, in each case, in the appropriate filing offices and, with respect to Whole Aircraft and Whole Engines, satisfaction of the Perfection Requirements or Limited Perfection Requirements, as applicable, pursuant to the Guaranty and Security Agreement), and first priority Liens, subject only to Specified Permitted Liens.
4.5Title to Assets; No Encumbrances.  Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1 of this Agreement, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such assets are free and clear of Liens except for (i) in the case of Eligible Whole Aircraft Collateral and Eligible Whole Engine Collateral, Specified Permitted Liens, and (ii) otherwise, Permitted Liens.
4.6Litigation.  Except as set forth on Schedule 4.6 to this Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

[AerSale] Amended and Restated Credit Agreement

4.7Compliance with Laws.  No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.8No Material Adverse Effect.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 31, 2017, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.
4.9Solvency.
(a)Each Loan Party is Solvent.
(b)No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.10Employee Benefits.
(a)Schedule 4.10 to this Agreement lists as of the Closing Date, all Plans sponsored or maintained by any Borrower and all Plans sponsored or maintained by an ERISA Affiliate the operating of which could lead to a liability of any Borrower which could reasonably be expected to have a Material Adverse Effect.  Copies of all such Title IV Plans; together with a copy of the latest form IRS/DOL 5500-series for each such Title IV Plan have been made available to Agent.  Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC (or has been adapted using a prototype plan document that has been approved by the IRS), the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to each Borrower’s knowledge, nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in compliance with the applicable provisions of ERISA and the IRC, except to the extent any such non-compliance could not reasonably be expected to have a Material Adverse Effect.  No Borrower or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except to the extent any such failure could not reasonably be expected to have a Material Adverse Effect.  No Borrower has engaged in, or assumed any liability in connection with, a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that could reasonably be expected to have a Material Adverse Effect.
(b)Except as set forth in Schedule 4.10 to this Agreement and except as could not reasonably be expected to have a Material Adverse Effect: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any

[AerSale] Amended and Restated Credit Agreement

Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened material claims (other than claims for benefits due in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan and (iv) within the last five (5) years no Title IV  Plan of any Borrower or ERISA Affiliate has been terminated, other than in a “standard termination” as that term is used in Section 4041 of ERISA.
4.11Environmental Condition.  Except as set forth on Schedule 4.11 to this Agreement and except as could not reasonably be expected to result in a Material Adverse Effect, (a) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.
4.12Complete Disclosure.  All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to Agent on May 21, 2018 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).
4.13Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening

[AerSale] Amended and Restated Credit Agreement

America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

4.14Indebtedness.  Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries that (a) constitutes obligations of such Person for borrowed money, (b) is outstanding immediately prior to the Closing Date and (c) is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date, and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
4.15Payment of Taxes.  Except as otherwise permitted under Section 5.5 of this Agreement and except as could not reasonably be expected to result in liability in excess of $10,000,000, all Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other Taxes upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable.  Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  No Borrower knows of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
4.16Margin Stock.  Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB.  Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.
4.17Governmental Regulation.  No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  No Loan Party or any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any

[AerSale] Amended and Restated Credit Agreement

operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Agent, arranger, underwriter, advisor, investor, Issuing Bank, Lender, Bank Product Provider, or other individual or entity participating in any transaction).

4.19Employee and Labor Matters.  There is (a) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, or (c) to the knowledge of any Borrower, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries.  None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.20Parent Companies as a Holding Company.  Each Parent Company is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests, directly or indirectly, of AerSale) or engage in any operations or business (other than the ownership, directly or indirectly, of AerSale and its Subsidiaries).
4.21Leases.  Except as could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.
4.22Eligible Accounts.  As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
4.23[Reserved].
4.24Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral and Eligible Parts.  As to each item of Whole Aircraft, Whole Engines or Parts that is identified by Borrowers as an Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Part, respectively, in a

[AerSale] Amended and Restated Credit Agreement

Borrowing Base Certificate submitted to Agent, such Whole Aircraft, Whole Engine or Part is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Parts, as applicable.

4.25[Reserved].
4.26Records.  Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Whole Aircraft, Whole Engines and Parts that are identified by Borrowers as an Eligible Whole Aircraft Collateral, Eligible Whole Engine Collateral or Eligible Part, respectively, in a Borrowing Base Certificate submitted to Agent, and the book value thereof.
4.27Material Contracts.  Set forth on Schedule 4.27 is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the Closing Date.
4.28[Reserved].
4.29[Reserved].
4.30Hedge Agreements.  On each date that any Hedge Agreement is executed by any Hedge Provider, Borrower and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.
4.31Irish Borrowers.  As of the Closing Date, each Irish Borrower is a wholly owned subsidiary of AerSale which, on a consolidated group basis, has an annual turnover greater than €50,000,000 and a balance sheet total greater than €43,000,000.
4.32Financial Assistance.  The Loans have not been and will not be made for the purposes of an acquisition of shares in a Borrower incorporated under the laws of Ireland and/or such Borrower’s holding company to the extent that it would constitute unlawful financial assistance for the purposes of section 82 of the Companies Acts 2014 of Ireland, nor will the entry by such Borrower into the Loan Documents and the transactions contemplated thereby and the performance by such Borrower of its obligations thereunder constitute unlawful financial assistance for the purposes of section 82 of the Companies Acts 2014 of Ireland.
4.33Loans to Directors and Connected Persons.  The Loan Documents do not constitute loans or quasi-loans or credit transactions entered into by a Borrower incorporated under the laws of Ireland to or for the benefit of any of the directors of such Borrower or of such Borrower’s holding company (or any person connected to such persons) which are prohibited by section 239 of the Companies Act, 2014 of Ireland because the provisions of section 243 of the Companies Act 2014 of Ireland apply.
5.AFFIRMATIVE COVENANTS.

Each Parent Company and each Borrower covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:

5.1Financial Statements, Reports, Certificates.  Borrowers (a) will deliver to Agent, with

[AerSale] Amended and Restated Credit Agreement

copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent and (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP.

5.2Reporting.  Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.
5.3Existence.  Except as otherwise permitted under Section 6.3 or Section 6.4 of this Agreement, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary to conduct its business and operations as contemplated as of the Closing Date, in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.
5.5Taxes.  Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than Taxes not in excess of $10,000,000 outstanding at any time and other than to the extent that the validity of such Tax is the subject of a Permitted Protest.
5.6Insurance.  Each Loan Party will, or will cause each relevant Lessee to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located including, without limitation, the following coverages:
(a)Insurance Covering Aircraft and Engine Equipment. (i) Aircraft hull all risks and aircraft hull war risks insurance in respect of each Whole Aircraft owned or managed by any Borrower (both in flight and on the ground) and (ii) aircraft spare parts insurance (and cause aircraft hull war risks insurance endorsed to cover the foregoing Collateral in respect of Whole Engines not attached to any Whole Aircraft), in each case, on an agreed value basis and (iii) in respect of engine parts and aviation related specialty tools, equipment and ramp/ground handling equipment, in each of clauses (i) and (ii), in an amount not less than one hundred twenty percent (120%) of the aggregate amount of all Revolving Loans made by the Lenders in respect of such aircraft and/or engine and otherwise in conformity with the requirements set forth below subsection (d) hereof and any requirements set forth in any relevant Aircraft Mortgage or Engine Mortgage and in the case of (iii) in an amount equal to the replacement value.
(b)Aircraft and other General Liability.  Aircraft third party legal insurance (including, without limitation, bodily injury, property damage, personal injury, passenger legal liability,

[AerSale] Amended and Restated Credit Agreement

premises liability, hangar keepers legal liability and products liability and war risk and extended liability coverage in accordance with AVN 52D or AVN 52E) in respect of each Whole Aircraft and each Whole Engine owned or managed by any Borrower and other general aviation liability, in a minimum amount per occurrence and upon such terms and conditions as are customary for similarly situated Borrowers, or, in the case of leased assets, in such amount and on such terms as are customary for operators of similar assets on similar routes and, in each case, acceptable to Agent, acting reasonably, and in accordance with the requirements set forth below subsection (d) hereof and the requirements set forth in any relevant Aircraft Mortgage or Engine Mortgage; provided, that with respect to (i) personal injury coverage, such coverage shall be limited to the higher of Twenty-Five Million Dollars ($25,000,000) with respect to each individual occurrence and in the aggregate or such amount any Borrower, or in the case of a leased asset, the relevant lessee maintains in respect of any similar assets for its portfolio fleet, as applicable, and (ii) products liability coverage, such coverage shall be no less than the higher of Two Hundred Fifty Million Dollars ($250,000,000) with respect to each individual occurrence and in the aggregate or such amount any Borrower, or in the case of a leased asset, the relevant lessee maintains in respect of similar assets for its portfolio fleet, as applicable.
(c)Leased Whole Aircraft / Whole Engines.  In lieu of the requirements of (a) and (b) above, should any Whole Aircraft or Whole Engine owned or managed by any Borrower at any time be subject to a lease, Borrower shall cause the lessee of such Whole Aircraft or Whole Engine to maintain throughout the term of such lease, the insurances described in (a) and (b) above and, in each case, in conformity with the requirements set forth below subsection (d) hereof and with the requirements of any relevant Aircraft Mortgage or Engine Mortgage in respect of such Whole Aircraft or Whole Engine.
(d)Reinsurance.  To the extent that any of the insurances described in (a) through (c) above is subject to any risk retention or similar requirement of any relevant jurisdiction, Borrowers shall procure or, as applicable, cause any relevant lessee to procure, reinsurance upon terms reasonably satisfactory to Agent, including, without limitation, an acceptable “cut through” clause.
(e)If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.

All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent in its Permitted Discretion and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent).  No later than the Closing Date, Borrowers shall deliver insurance certificates to Agent for all insurance policies required above, which shall (i) name Agent and each Lender as an “additional insured” if such policy is a liability policy, (ii) name Agent for itself and on behalf of the Lenders as “contract party” or “lender’s loss payee” for all property, hull, or spares policy, and for all insurance required above, (iii) provide that, Agent and each Lender shall be notified in writing by the insurer(s) of any proposed cancellation, termination or material change in respect of such policy, at least thirty (30) days prior to any proposed cancellation, termination or material change and seven (7) days in respect of cancellation for war risk (or such lesser period that may be stated in any automatic termination provision in such policy), (iv) contain a waiver of subrogation in favor of Agent for itself and on behalf of the Lenders; (v) contain a

[AerSale] Amended and Restated Credit Agreement

breach of warranty provision in favor of the Agent and Lender; (vi) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to Agent and Lenders, (vii) provide that Agent and Lenders have no responsibility for premiums, warranties or representations to underwriters, except for such premium that may be directly attributable to a particular aircraft, engine or parts that are subject of a claim.  If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrowers shall give Agent prompt notice of any loss exceeding $10,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Subsidiaries.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property insurance policies of any loss in respect of the Collateral exceeding $10,000,000, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7Inspection.
(a)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense, subject to the limitations set forth below in Sections 5.7(c) and (d).
(b)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense, subject to the limitations set forth below in Sections 5.7(c) and (d).
(c)So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than one (1) field examination in such calendar year (increasing to two (2) field examinations in such calendar year if an Increased Appraisal Event has occurred during such calendar year (so long as no Event of Default has occurred and is continuing)), except for field examinations conducted in connection with a proposed Permitted Acquisition (whether or not consummated).
(d)So long as no Event of Default shall have occurred and be continuing during a calendar year, with respect to Whole Aircraft, Whole Engines and Parts, Borrowers shall not be obligated to reimburse Agent for more than one (1) physical appraisal and one (1) desktop appraisal in such calendar year (increasing to three (3) appraisals in the aggregate (whether physical or desktop) if an Increased Appraisal Event has occurred during such calendar year (and so long as no Event of Default has occurred and is continuing)) except, in all cases, for appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).

[AerSale] Amended and Restated Credit Agreement

5.8Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.9Environmental. Except as could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to,
(a)Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b)Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,
(c)Promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and
(d)Promptly, but in any event within five Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.
5.10Disclosure Updates.  Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
5.11Formation of Subsidiaries.  Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary after the Closing Date, or at any time when any direct or indirect Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, or at any time when any Whole Aircraft or Whole Engine becomes an asset of a direct or indirect Subsidiary of a Loan Party that is not a Loan Party, within fifteen (15) Business Days of such event (or such later date as permitted by Agent in its sole discretion) (a) unless such Subsidiary is an Excluded Subsidiary (provided, that no newly acquired Subsidiary shall be an Unrestricted Subsidiary upon such acquisition, but may subsequently be designated as such in accordance with Section 5.18 of this Agreement), cause such new Subsidiary (i) if Administrative Borrower requests (including by requesting that assets owned by such Subsidiary be included in the Borrowing Base), subject to the consent of Agent, that such Subsidiary be joined as a Borrower hereunder, to provide to Agent a Joinder to this Agreement, (ii) to provide to Agent a joinder to the Guaranty and Security Agreement, in each case, together with such

[AerSale] Amended and Restated Credit Agreement

other security agreements (including satisfaction of the Perfection Requirements or Limited Perfection Requirements, as applicable, pursuant to the Guaranty and Security Agreement, with respect to any Whole Aircraft or Whole Engines owned by such new Subsidiary and delivery of Mortgages with respect to any Real Property owned in fee of such new Subsidiary constituting Real Property Collateral), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary) and to comply with the provisions of Section 5.17 below, as applicable, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that, solely with respect to any such new Subsidiary that (i) is a Foreign Subsidiary and is a first tier Subsidiary of a Loan Party or (ii) is a CFC, and, in each case, is not joined or to be joined as a Borrower or other Loan Party hereunder, only 65% of the total outstanding voting Equity Interests of such new Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such new Foreign Subsidiary) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and upon request, one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12Further Assurances.
(a)Generally.  Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement), to create and perfect Liens in favor of Agent in any Real Property Collateral acquired by any other Loan Party, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC, if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of the security afforded thereby.  To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing

[AerSale] Amended and Restated Credit Agreement

office.  In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties, including all of the outstanding capital Equity Interests of each Borrower and its Subsidiaries (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement).  Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, Agent or any Lender may reject delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, unless Agent and each Lender has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent and each Lender.
(b)Agreements Regarding Certain Collateral.  To the extent permitted hereunder, if any Borrower applies proceeds of any Revolving Loan to acquire an interest in any Whole Aircraft or Whole Engine after the Closing Date, Borrowers shall, promptly after such acquisition, take all actions required to comply with: (i) the Perfection Requirements, with respect to each Whole Aircraft and each Whole Engine that will comprise Eligible Whole Aircraft Collateral or Eligible Whole Engine Collateral, respectively, or (ii) the Limited Perfection Requirements, with respect to each Whole Aircraft and each Whole Engine that will not comprise Eligible Whole Aircraft Collateral or Eligible Whole Engine Collateral, respectively.
5.13Lender Meetings.  Borrowers will, within 130 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries and the projections presented for the current fiscal year of Parent.
5.14Chief Executive Offices.  Each Loan Party will, and will cause each of its Subsidiaries to, keep its and their respective chief executive offices only at the locations identified on Schedule 7 to the Guaranty and Security Agreement.
5.15OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Subject to Section 17.18 hereof, each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
5.16Material Contracts.  Upon request, Borrowers will provide Agent with copies of (a) each Material Contract entered into since the Closing Date and (b) each material amendment or modification of any Material Contract entered into since the Closing Date.
5.17[Reserved].
5.18Designation of Subsidiaries.  A Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted

[AerSale] Amended and Restated Credit Agreement

Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation (or re-designation), no Default shall have occurred and be continuing, (ii) no Borrower may be designated as an Unrestricted Subsidiary, (iii) no Unrestricted Subsidiary shall own any Equity Interests in any Restricted Subsidiary, (iv) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, any Borrower or any Restricted Subsidiary, (v) no Unrestricted Subsidiary shall be a party to any transaction or arrangement with any Borrower or any of its Restricted Subsidiaries that would not be permitted by Section 6.10 or Section 6.15 of this Agreement, (vi) none of Parent or any of its Restricted Subsidiaries shall have any obligation to subscribe for additional Equity Interests of any Unrestricted Subsidiary or to preserve or maintain the financial condition of any Unrestricted Subsidiary and (vii) such designation shall be permitted by Section 6.15 of this Agreement.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by a Borrower or its Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of a Borrower’s or such Restricted Subsidiary’s (as applicable) Investment therein (provided that, with respect to assets owned by such Subsidiary at the time of such designation, such Investment shall be deemed to be an Investment of such assets in an amount equal to the fair market value thereof and any Investments such Restricted Subsidiary is contractually obligated to make after such designation, together with the incurrence at the time of designation of any Indebtedness of such Subsidiary existing at such time.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by a Borrower or such Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of a Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.  Each Loan Party shall cause each of the Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy customary corporate and other formalities..

6.NEGATIVE COVENANTS.

Each Parent Company and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations:

6.1Indebtedness.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2Liens.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3Restrictions on Fundamental Changes.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,
(a)Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties; provided, that a Borrower must be the surviving entity of any such merger to which it is a party and no merger may occur between a Parent Company and any Borrower, (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of any Loan Party that are not Loan Parties,

[AerSale] Amended and Restated Credit Agreement

(b)liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent or any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Loan Party that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Loan Party that is not liquidating or dissolving,
(c)suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4 of this Agreement, or
(d)without 30 days prior written notice to Agent, change its classification/status for U.S. federal income tax purposes.
6.4Disposal of Assets.  Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9 of this Agreement, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”).
6.5Nature of Business.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any change in the nature of its or their business conducted on the Closing Date or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party or Restricted Subsidiaries from engaging in any business that is reasonably related or ancillary to their business.
6.6Prepayments and Amendments.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,
(a)Except in connection with Refinancing Indebtedness permitted by Section 6.1 of this Agreement, and subject in all respects to Section 6.15 of this Agreement,
(i)optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Restricted Subsidiaries in respect of obligations for borrowed money, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, and (C) Permitted Indebtedness Prepayments, or
(ii)make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)Directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)any agreement, instrument, document, indenture, or other writing evidencing  or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this

[AerSale] Amended and Restated Credit Agreement

Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, and (D) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, or
(ii)the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
6.7Restricted Payments.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,
(a)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Parent held by such Persons; provided, that the aggregate amount of such redemptions made by Parent during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $2,400,000 in the aggregate,
(b)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Equity Interests of Parent held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent,
(c)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent’s Subsidiaries may make distributions to Parent (i) in an amount sufficient to pay franchise Taxes and other fees required to maintain the legal existence of the Loan Parties and their Subsidiaries to the extent actually used by Parent to pay such Taxes, costs and expenses, and (ii) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of the Loan Parties and their Subsidiaries, in the case of clauses (i) and (ii) in an aggregate amount not to exceed $2,000,000 in any fiscal year,
(d)each Restricted Subsidiary may make Restricted Payments to a Loan Party (other than a Parent Company) and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to a Loan Party and any of its other Restricted Subsidiaries and to each other direct owner of Qualified Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests),
(e)each Loan Party and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person,
(f)Borrowers may make dividends or other distributions to Parent, the proceeds of which will be used solely to pay the tax liability (including estimated tax payments) to each foreign, federal, state or local jurisdiction in respect of which a tax return is filed by Parent that includes any Borrower and/or any of its Subsidiaries (including in the case where any Subsidiary is a disregarded entity for income tax purposes), to the extent such tax liability does not exceed the lesser of (i) the taxes (including estimated tax payments) that would have been payable by any Borrower and/or its Subsidiaries as a stand-alone tax group and (ii) the actual tax liability (including estimated tax payments) of Parent’s tax group, reduced in

[AerSale] Amended and Restated Credit Agreement

the case of clauses (i) and (ii) by any such taxes paid or to be paid directly by any Borrower or its Subsidiaries,
(g)Restricted Payments to any direct or indirect owners of Parent to satisfy income tax liabilities of such direct or indirect owners of Parent associated with interests held in Parent or direct or indirect parent entities of Parent, so long as (i) no Default or Event of Default then exists or would arise as a result of such Restricted Payment, (ii) Average Excess Availability for the 30 day period immediately preceding the date of such Restricted Payment, calculated on a pro forma basis as if such Restricted Payment was made, on the first day of such period, is not less than $30,000,000, (iii) the amount of all Restricted Payments permitted pursuant to this clause (g) shall not exceed $20,000,000 in the aggregate, (iv) any such Restricted Payment shall occur not later than December 31, 2023 and (v) Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (i) through (iv) above have been satisfied, or
(h)Restricted Payments so long as the Payment Conditions are satisfied.
6.8Accounting Methods.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to, or as may be permitted by, GAAP).
6.9Investments.  Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or acquire any Investment except for Permitted Investments.
6.10Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Restricted Subsidiaries involving an amount in excess of $500,000, except for, subject in all respects to Section 6.15 of this Agreement:
(a)transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Loan Party or its Restricted Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Restricted Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,
(b)any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Restricted Subsidiaries so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(c)the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(d)(i) transactions solely among the Loan Parties (other than Parent Companies), and (ii) transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,

[AerSale] Amended and Restated Credit Agreement

(e)transactions permitted by Section 6.3, Section 6.7, or Section 6.9 of this Agreement,
(f)the payment, pursuant to the Management Agreement, of (i) management, consulting, monitoring, and advisory fees to Sponsor or its Affiliates in an aggregate amount per month not to exceed the monthly amount calculated pursuant to Section 2.1 of the Management Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom; provided, that if at any time any such management, consulting, monitoring or advisory fees to Sponsor or its Affiliates are not permitted to be paid as a result of the failure to satisfy the condition set forth in this Section 6.10(f)(i), then (1) such amounts shall continue to accrue, and (2) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter so long as the condition set forth in this Section 6.10(f)(i) is satisfied at the time of the making of such payments, and (ii) reasonable out-of-pocket expenses of, and the indemnification of, Sponsor or its Affiliates, including in connection with acquisitions or divestitures that are permitted by this Agreement,
(g)the payment pursuant to the Management Agreement of transaction fees charged by Sponsor for providing services to the Loan Parties and their Subsidiaries in connection with a Permitted Acquisition so long as such transaction fees are paid at or substantially concurrent with the closing of such Permitted Acquisition and so long as such transaction fees do not exceed an amount equal to $3,600,000,
(h)agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Subsidiaries to any Loan Party,
(i)payments to Affiliates pursuant to agreements in effect on the Closing Date that have been fully disclosed to Agent (and not amended after the Closing Date without the prior written consent of Agent), and
(j)transactions so long as the Payment Conditions are satisfied.
6.11Use of Proceeds.  Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Agreement and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes, including general corporate purposes and to finance transactions not prohibited by the Loan Documents; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person (including any Agent, arranger, underwriter, advisor, investor, Issuing Bank, Lender, Bank Product Provider, or other individual or entity participating in any transaction), and (z) that no part of the proceeds of any Loan or

[AerSale] Amended and Restated Credit Agreement

Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

6.12Limitation on Issuance of Equity Interests.  Except for the issuance or sale of Qualified Equity Interests by Parent and other issuances expressly permitted hereunder, each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of its Equity Interests.
6.13Whole Aircraft, Whole Engines or Parts with Bailees.  Each Borrower will not, and will not permit any of its Subsidiaries to, store its Eligible Whole Aircraft, Eligible Whole Engines or Eligible Parts at any time with a bailee, warehouseman, or similar party except as set forth on Schedule E-2 (as such Schedule may be amended in accordance with Section 5.14 of this Agreement).
6.14Parent Companies as Holding Companies.  No Parent Company will incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets (other than, directly or indirectly, the Equity Interests of AerSale) or engage itself in any operations or business, except in connection with its ownership, directly or indirectly, of AerSale and its rights and obligations under the Loan Documents;  provided that this Section 6.14 shall not apply to any (x) liabilities incurred, (y) assets owned or acquired or (z) operations or business engaged in, in each case, pursuant to the Monocle Merger Documentation.
6.15Unrestricted Subsidiary Transactions.  Notwithstanding anything set forth in this Agreement to the contrary, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter in to or permit to exist any transaction (whether in the form of an Investment, a Disposition or otherwise, and howsoever characterized) with any Unrestricted Subsidiary unless:
(a)no Default or Event of Default then exists or would arise as result of the consummation of such transaction;
(b)with respect to any such transaction involving cash or Cash Equivalents of a Loan Party or Restricted Subsidiary, the Payment Conditions are met; and
(c)with respect to any transaction involving other assets of a Loan Party or Restricted Subsidiary,
(i)none of such assets constitute Parts or Accounts, and
(ii)if any of such assets constitute or comprise Whole Engines, (x) such Whole Engines have been excluded from Eligible Whole Engine Collateral as ineligible, (y) the Payment Conditions are satisfied, and (z) after giving effect to such transaction, the aggregate NOLV of all Whole Engines subject to such transactions would not exceed $30,000,000 in the aggregate (other than Whole Engines comprising Specified Collateral as of the Closing Date).
6.16ERISA.  No Borrower shall or shall cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event, to the extent any such ERISA Event combined with all other ERISA Events could reasonably be expected to result in a Material Adverse Effect.
7.FINANCIAL COVENANTS.

[AerSale] Amended and Restated Credit Agreement

Each Parent Company and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations, Parent and Borrowers will:

7.1Fixed Charge Coverage Ratio.  Have a Fixed Charge Coverage Ratio, measured on a quarter-end basis (beginning with the fiscal quarter ending September 30, 2018), of at least 1.50 to 1.00 for the four fiscal quarter period then ending.
8.EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1Payments.  If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest or fees due the Lender Group (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the Obligations consisting of charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations, and such failure continues for a period of thirty days, (c) all or any portion of the principal of the Loans, or (d) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;
8.2Covenants.  If any Loan Party or any of its Subsidiaries:
(a)fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1(a), 5.1(b), 5.2, 5.3 of this Agreement (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6 of this Agreement (provided that, with respect to all provisions other than subsections (a) and (b) thereof, solely to the extent such provisions relate to Whole Aircraft or Whole Engines) or 5.7 of this Agreement (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower) of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;
(b)fails to perform or observe any covenant or other agreement contained in any of Sections 5.1(c), 5.3 of this Agreement (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.10, 5.11, 5.12, 5.13, or 5.14 of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; or
(c)fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;

[AerSale] Amended and Restated Credit Agreement

8.3Judgments.  If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $18,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries;
8.5Involuntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6Default Under Other Agreements.  If there is a default in one or more agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount of $18,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; provided, that this Section 8.6 shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement);
8.7Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document (other than any “Loan Document” as defined in the Existing Credit Agreement) proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
8.8Guaranty.  If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;
8.9Security Documents.  If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Specified Permitted Liens) first priority Lien on the Collateral covered thereby, except as a result of (a) a disposition of the applicable Collateral in a transaction permitted under this Agreement; or (b) an action taken or not taken that is solely in the control of Agent.

[AerSale] Amended and Restated Credit Agreement

8.10Loan Documents.  The validity or enforceability of any Loan Document shall at any time for any reason  (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;
8.11Change of Control . A Change of Control shall occur, whether directly or indirectly; or
8.12ERISA.  (i)  Any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (ii) any Lien in favor of the PBGC or a Title IV Plan shall arise against the assets of Borrower or any of its Subsidiaries, (iii) any Borrower or ERISA Affiliate fails to meet the minimum funding standards of the IRC or ERISA with respect to a Title IV Plan, or (iv) any ERISA Event shall occur or exist; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.
9.RIGHTS AND REMEDIES.
9.1Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
(b)by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and
(c)exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity; provided, that with respect to any Event of Default resulting solely from failure of Borrowers to comply with the financial covenant set forth in Section 7 of this Agreement, neither Agent nor the Required Lenders may exercise the foregoing remedies in this Section 9.1 until the date that is the earlier of (i) ten Business Days after the day on which financial statements are required to be delivered for the applicable fiscal quarter, and (ii) the date that Agent receives notice that there will not be a Curative Equity contribution made for such fiscal quarter.

[AerSale] Amended and Restated Credit Agreement

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5 of this Agreement, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by each Parent Company and Borrowers.

9.2Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.3Curative Equity.
(a)Subject to the limitations set forth in clauses (d) and (e) below, Borrowers may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of the financial covenant set forth in Section 7 of this Agreement (the “Specified Financial Covenant”) if they receive the cash proceeds of an investment of Curative Equity on or before the date that is ten Business Days after the date that is the earlier to occur of (i) the date on which the Compliance Certificate is delivered to Agent in respect of the fiscal quarter with respect to which any such breach occurred (the “Specified Fiscal Quarter”), and (ii) the date on which the Compliance Certificate is required to be delivered to Agent pursuant to Section 5.1 of this Agreement in respect of the Specified Fiscal Quarter (such earlier date, the “Financial Statement Delivery Date”); provided, that Borrowers’ right to so cure an Event of Default shall be contingent on their timely delivery of such Compliance Certificate and financial statements for the Specified Fiscal Quarter as required under Section 5.1 of this Agreement.
(b)In connection with a cure of an Event of Default under this Section 9.3, on or before the Financial Statement Delivery Date for the Specified Fiscal Quarter, Borrowers shall deliver to Agent a certification of an Authorized Person which contains, or Borrowers shall include in the Compliance Certificate for the Specified Fiscal Quarter:  (i) an indication that Borrowers will receive proceeds of Curative Equity for the Specified Fiscal Quarter and a statement setting forth the anticipated amount of such proceeds, (ii) a calculation of the financial results or prospective financial results of Borrowers for the Specified Fiscal Quarter (including for such purposes the proceeds of the Curative Equity (broken out separately) as deemed EBITDA as if received on such date), which shall confirm that on a pro forma basis after taking into account the receipt of the Curative Equity proceeds, Borrowers would have been or will be in compliance with the Specified Financial Covenant for the Specified Fiscal Quarter, (iii) [reserved], and (iv) a certification that any amount of the cash proceeds of the equity investment in excess of the amount that is sufficient to cause Borrowers to be in compliance with the Specified Financial Covenant for the

[AerSale] Amended and Restated Credit Agreement

Specified Fiscal Quarter shall not be included in the calculation of EBITDA for any fiscal quarter.
(c)Borrowers shall promptly notify Agent of its receipt of any proceeds of Curative Equity.
(d)Any investment of Curative Equity shall be in immediately available funds and shall be in an amount that is sufficient to cause Borrowers to be in compliance with the Specified Financial Covenant for the Specified Fiscal Quarter, calculated for such purpose as if such amount of Curative Equity were additional EBITDA of Parent as at such date.
(e)Notwithstanding anything to the contrary contained herein, regardless of whether an investment of Curative Equity is made prior to the applicable Financial Statement Delivery Date, Borrowers’ rights under this Section 9.3 may (i) be exercised not more than four times during the term of this Agreement and (ii) not be exercised more than two times in any four fiscal quarter period.  Regardless of whether an investment of Curative Equity is made prior to the applicable Financial Statement Delivery Date, any amount of Curative Equity that is in excess of the amount sufficient to cause Borrowers to be in compliance with all of the Specified Financial Covenants as at such date shall not constitute Curative Equity.
(f)If Borrowers have (i) delivered a certification or a Compliance Certificate conforming to the requirements of Section 9.3(b) of this Agreement, and (ii) received proceeds of an investment of Curative Equity in immediately available funds on or before the deadline set forth in Section 9.3(a) of this Agreement and in an amount that is sufficient to cause Borrowers to be in compliance with the Specified Financial Covenant for the Specified Fiscal Quarter, any Event of Default that occurs or has occurred and is continuing as a result of a breach of the Specified Financial Covenant for the Specified Fiscal Quarter shall be deemed cured with no further action required by the Required Lenders.  Prior to satisfaction of the foregoing requirements of this Section 9.3(f), any Event of Default that occurs or has occurred as a result of a breach of the Specified Financial Covenant shall be deemed to be continuing and, as a result, the Lenders (including the Swing Lender and the Issuing Bank) shall have no obligation to make additional loans or otherwise extend additional credit hereunder.  In the event Borrowers do not cure all financial covenant violations as provided in this Section 9.3, the existing Event(s) of Default shall continue unless waived in writing by the Required Lenders in accordance herewith.
(g)To the extent that Curative Equity is received and included in the calculation of the Specified Financial Covenant as deemed EBITDA for any fiscal quarter pursuant to this Section 9.3, such Curative Equity shall be deemed to be EBITDA for purposes of determining compliance with the Specified Financial Covenant for subsequent periods that include such fiscal quarter.  Curative Equity shall be disregarded for purposes of determining EBITDA for any pricing, financial covenant based conditions or any baskets with respect to the covenants contained in this Agreement.  In addition, any Indebtedness so prepaid shall be deemed to remain outstanding for purposes of determining pro forma or actual compliance with the Specified Financial Covenant or for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the Specified Fiscal Quarter or subsequent periods that include such Specified Fiscal Quarter.
10.WAIVERS; INDEMNIFICATION.
10.1Demand; Protest; etc.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise,

[AerSale] Amended and Restated Credit Agreement

settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2The Lender Group’s Liability for Collateral.  Each Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.
10.3Indemnification.  Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, the Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16 of this Agreement, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY

[AerSale] Amended and Restated Credit Agreement

SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:c/o AerSale, Inc.

121 Alhambra Plaza, Suite 1700

Coral Gables, FL 33134

Attention:  Scott Stewart

Email:[* * *]

with copies to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:  Joshua Tinkelman

Email:[* * *]

If to Agent:Wells Fargo Bank, National Association

2450 Colorado Avenue, Suite 3000 West

Santa Monica, CA 90404

Attention:  Cameron Scott

Email:[* * *]

with copies to:Holland & Knight LLP

50 California Street, Suite 2800

San Francisco, CA 94111

Attention: William Piels

Email:[* * *]

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

[AerSale] Amended and Restated Credit Agreement

12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  EACH OF LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT

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MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(f)IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
(i)WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE.  VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.
(ii)THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.
(iii)UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).  THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW.  PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

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(iv)EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
(v)THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES.  THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.
(vi)THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT.  THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.  THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.
(vii)THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1Assignments and Participations.
(a)(i)  Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the

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Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
A.	Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default pursuant to Sections 8.1, 8.4 or 8.5 of this Agreement has occurred and is continuing or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five Business Days after having received notice thereof; and
B.	Agent, Swing Lender, and Issuing Bank.
(i)Assignments shall be subject to the following additional conditions:
A.	no assignment may be made to (1) a Disqualified Institution or (2) a natural person,
B.	no assignment may be made to a Loan Party, an Affiliate of a Loan Party, or any Sponsor Affiliated Entity,
C.	the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),
D.	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
E.	the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

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F.	unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
G.	the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
(b)From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 of this Agreement) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a) of this Agreement.
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b) of this Agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

[AerSale] Amended and Restated Credit Agreement

(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party, an Affiliate of a Loan Party, or any Sponsor Affiliated Entity, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9 of this Agreement, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(h)Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of any Revolving Loan (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”).  Other than in connection with an assignment by a Lender of all or any portion of its portion of a Revolving Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.  In the case of any assignment by a Lender of all or any portion of its Revolving Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.  This Section 13.1(h) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations of the United States Treasury Department (or any other relevant or successor provisions of the IRC or of such United States Treasury Regulations).
(i)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(j)Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

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13.2Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 of this Agreement and, except as expressly required pursuant to Section 13.1 of this Agreement, no consent or approval by any Borrower is required in connection with any such assignment.
14.AMENDMENTS; WAIVERS.
14.1Amendments and Waivers.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Parent Company or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i) of this Agreement,
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) of this Agreement (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
(iv)amend, modify, or eliminate this Section 14 or any provision of this Agreement providing for consent or other action by all Lenders,
(v)amend, modify, or eliminate Section 3.1 or 3.2 of this Agreement,
(vi)amend, modify, or eliminate Section 15.11 of this Agreement,
(vii)other than as permitted by Section 15.11 of this Agreement, release or contractually subordinate Agent’s Lien in and to any of the Collateral,
(viii)amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,

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(ix)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
(x)amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f) of this Agreement, or
(xi)amend, modify, or eliminate any of the provisions of Section 13.1 of this Agreement with respect to assignments to, or participations with, Persons who are Loan Parties, Affiliates of a Loan Party, or Sponsor Affiliated Entities;
(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
(ii)any provision of Section 15 of this Agreement pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;
(c)No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including, without limitation, the definitions of Eligible Accounts, Eligible Whole Aircraft Collateral, Eligible Off-Lease Whole Engine Collateral, Eligible Whole Engine Collateral and Eligible Parts) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c) of this Agreement;
(d)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;
(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders; and
(f)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into

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without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) of this Agreement that affect such Lender, and (iii) any amendment contemplated by Section 2.14(c) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.14(c) of this Agreement.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowers and the Agent), to enter into amendments or modifications to this Agreement (including amendments to this Section 14.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Agent reasonably deems appropriate in order to effectuate the terms of Section 2.15 (including as applicable, (1) to permit the Incremental Increase to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Revolving Loan Exposure, Swing Loan Exposure or Letter of Credit Exposure, in each case, without the written consent of such affected Lender.

14.2Replacement of Certain Lenders.
(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, (ii) any Lender is or becomes a Disqualified Institution or (iii) any Lender makes a claim for compensation under Section 16 of this Agreement, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”), any Disqualified Institution or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)Prior to the effective date of such replacement, the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit).  If the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1 of this Agreement.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-

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Consenting Lender, Disqualified Institution or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender, Disqualified Institution or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s, Disqualified Institution’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
14.3No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent Companies and Borrowers of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.AGENT; THE LENDER GROUP.
15.1Appointment and Authorization of Agent.  Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with

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respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
15.3Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries.  No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower.  Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
15.4Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or

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continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4 of this Agreement, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9 of this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
15.6Credit Decision.  Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider).  Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or

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representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers).  In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section 5.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
15.8Agent in Individual Capacity.  Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
15.9Successor Agent.  Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the

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Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers.  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers).  If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers).  The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
15.11Collateral Matters.
(a)The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement (and Agent may rely conclusively on any

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such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) in connection with a credit bid or purchase authorized under this Section 15.11, or (vi) in connection with a change in the jurisdiction of registration of such Collateral in the ordinary course of a Borrower’s business, subject to the contemporaneous or near contemporaneous satisfaction of the Perfection Requirements or Limited Perfection Requirements, as applicable, in the new jurisdiction of registration (which shall not be an Unapproved Foreign Jurisdiction).  The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(J) of this Agreement shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers).  Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge,

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affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.  Notwithstanding the provisions of this Section 15.11, the Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards.
(b)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.
15.12Restrictions on Actions by Lenders; Sharing of Payments.
(a)Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of

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this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
15.13Agency for Perfection.  Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
15.14Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.15Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
15.16Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.  By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,
(d)agrees to keep all Reports and other material, non-public information regarding the

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Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9 of this Agreement, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing,  (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7 of this Agreement, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
15.18Lead Arranger and Book Runner Agents.  Each of the Lead Arranger, Book Runner, Syndication Agent and Documentation Agent, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as Issuing Bank.  Without limiting the foregoing, each

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of the Lead Arranger, Book Runner, Syndication Agent and Documentation Agent, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party.  Each Lender, Agent, Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Lead Arranger, Book Runner, Syndication Agent or Documentation Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.  Each of the Lead Arranger, Book Runner, Syndication Agent and Documentation Agent, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

16.WITHHOLDING TAXES.
16.1Payments.  All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, a certified copy of a tax receipt evidencing such payment by the Loan Parties or other evidence of such payment reasonably satisfactory to Agent.  Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand.  The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3 of this Agreement) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee).  The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of Agent, and the repayment of the Obligations.
16.2Exemptions.
(a)If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
(i)if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a certificate substantially in the form of Exhibit U-1 to the effect that such Lender or Participant is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Administrative Borrower (within the meaning of Section

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871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY or any successor forms (with proper attachments as applicable), and any other required supporting information;
(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;
(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or
(v)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
(b)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify

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Agent and Administrative Borrower (or, in the case of a sale of a participation interest, the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant.  To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a), 16.2(c) or 16.2(e) of this Agreement as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a), 16.2(c) or 16.2(e) of this Agreement, if applicable.  Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
(e)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
16.3Reductions.
(a)If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 16.2(a), 16.2(c) or 16.2(e) of this Agreement are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(b)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, because such Lender failed to comply with the provisions of Section 13.1(i) of this Agreement relating to the maintenance of a Participant Register, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on

[AerSale] Amended and Restated Credit Agreement

the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the termination of this Agreement, the resignation or replacement of Agent and the repayment of all Obligations.
16.4Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, it shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to this Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
16.5Lender Status Confirmation.  Each Lender or Participant, as the case may be, confirms that, on the Closing Date, it is an Irish Qualifying Lender.  Each party which becomes a Lender or Participant, as the case may be, after the Closing Date shall indicate, in the Assignment and Acceptance which it executes on becoming a Lender, and for the benefit of each Irish Borrower and Agent, which one of the following categories it falls into:  (i) not an Irish Qualifying Lender; or (ii) an Irish Qualifying Lender.  If a Lender or Participant, as the case may be, fails to indicate its status in accordance with this Section 16.5, then such Lender or Participant, as the case may be, shall be treated for the purposes of this Agreement (including by each Irish Borrower) as if it is not an Irish Qualifying Lender until such time as it notifies Agent which category applies (and Agent, upon receipt of such notification, shall inform each Irish Borrower).  For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a Lender or Participant, as the case may be, to comply with this Section 16.5.  A Lender or Participant, as the case may be, shall promptly notify Agent of any change in its status as an Irish Qualifying Lender (and Agent, upon receipt of such notification, shall inform each Irish Borrower).  Each Lender or Participant, as the case may be, upon request from the Irish Borrower or Agent from time to time, shall as soon as reasonably practicable provide such information as may be required for the purposes of sections 891A, 891E, 891F and 891G TCA (and any regulations made thereunder).
17.GENERAL PROVISIONS.
17.1Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Parent Company, each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

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17.2Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Parent Company or any Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so.  Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

[AerSale] Amended and Restated Credit Agreement

17.6Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.7Counterparts; Electronic Execution.  This Agreement and any notices delivered under this Agreement, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to Agent under this Agreement.  This Agreement and any notices delivered under this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Agreement and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Agreement or notice.  The foregoing shall apply to each other Loan Document mutatis mutandis.
17.8Revival and Reinstatement of Obligations; Certain Waivers.
(a)If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

[AerSale] Amended and Restated Credit Agreement

(b)Anything to the contrary contained herein notwithstanding, if Agent or any Lender accepts a guaranty of only a portion of the Obligations pursuant to any guaranty, each Borrower hereby waive its right under Section 2822(a) of the California Civil Code or any similar laws of any other applicable jurisdiction to designate the portion of the Obligations satisfied by the applicable guarantor’s partial payment.
17.9Confidentiality.
(a)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group  and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor

[AerSale] Amended and Restated Credit Agreement

remedy under this Agreement or under any other Loan Document.
(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.
(c)Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform.  In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
17.10Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document (other than any “Loan Document” as defined in the Existing Credit Agreement) shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

[AerSale] Amended and Restated Credit Agreement

17.11Patriot Act; Due Diligence.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.  In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners.  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
17.12Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
17.13AerSale as Agent for Borrowers.  Each Borrower hereby irrevocably appoints AerSale as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to enter into Bank Product Provider Agreements on behalf of Borrowers and their Subsidiaries, (d) to execute the Fee Letter on behalf of all Borrowers and (e) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of

[AerSale] Amended and Restated Credit Agreement

such Agent-Related Person or Lender-Related Person, as the case may be.

17.14Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
17.15Amendment and Restatement.  This Agreement is given in amendment, restatement, renewal and extension (but not in novation, extinguishment or satisfaction) of the Existing Credit Agreement.  All Liens and security interests securing payment of the obligations under the Existing Credit Agreement are hereby collectively renewed, extended, ratified and brought forward as security for the payment and performance of the Obligations.  With respect to matters relating to the period prior to the date hereof, all of the provisions of the Existing Credit Agreement, and the security agreements and other documents, instruments or agreements executed in connection therewith, are each hereby ratified and confirmed and shall remain in force and effect.
17.16Acknowledgment Regarding Any Supported QFCs  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such

[AerSale] Amended and Restated Credit Agreement

Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.17Erroneous Payments.
(a)Each Lender, each Issuing Bank, each Bank Product Provider and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender, Issuing Bank, Bank Product Provider or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank, Bank Product Provider or other party hereto (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.17(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 17.17(a) shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all

[AerSale] Amended and Restated Credit Agreement

events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments), or portion thereof with respect to which such Erroneous Payment was made to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments), or portion thereof, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 of this Agreement and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 17.17 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 17.17 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[AerSale] Amended and Restated Credit Agreement

Nothing in this Section 17.17 will constitute a waiver or release of any claim of the Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

17.18Sanctions.  The parties hereto agree that, notwithstanding Section 5.15 (the “Sanction Provisions”) that:
(a)each Sanctions Provision only applies for the benefit of a Lender to the extent that such Sanctions Provision does not (and would not) result in any violation of, conflict with or liability under:
(i)if applicable to such Lender, EU Regulation Council Regulation (EC) No 2271/96, as amended (including as implemented in the State of Incorporation of a Lender or in the state in which a Lender’s office is situated); or
(ii)any other similar anti-boycott law applicable to that Lender;

any Sanctions Provision that does (or would) result in any such violation, conflict or liability being referred to as a “Restricted Sanctions Provision”, with the Lender to which such Restricted Sanctions Provision is applicable being referred to as a “Restricted Lender”;

(b)(unless a Restricted Lender otherwise agrees in writing) no Restricted Lender shall have any rights or remedies, and shall not form part of the Required Lenders, in relation to any Restricted Sanctions Provision, any breach of any Restricted Sanctions Provision or any matter relating to any Restricted Sanctions Provision; and
(c)the provisions of the preceding clauses (a) and (b) shall not in any way limit the applicability or effectiveness of the Restricted Sanctions Provisions as between the Lenders (other than Restricted Lenders) and each Loan Party.

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[AerSale] Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:AERSALE, INC.

By:
Name:
Title:

AERSALE USA 1 LLC

By:
Name:
Title:

[Signature Page]

Amended and Restated Credit Agreement

AERSALE COMPONENT SOLUTIONS, INC.

By:
Name:
Title:

[Signature Page]

Amended and Restated Credit Agreement

Signed as a deed for and on behalf of

AERSALE AVIATION LIMITED, in the presence of:

By:______________________________
Name:
Title:

____________________________________
Witness Signature

____________________________________

Witness Name

____________________________________

Address

____________________________________

Occupation

[Signature Page]

Amended and Restated Credit Agreement

Signed as a deed for and on behalf of

AERSALE 27469 AVIATION LIMITED, in the presence of:

By:______________________________
Name:
Title:

____________________________________
Witness Signature

____________________________________

Witness Name

____________________________________

Address

____________________________________

Occupation

[Signature Page]

Amended and Restated Credit Agreement

Signed as a deed for and on behalf of

AERSALE 27910 AVIATION LIMITED, in the presence of:

By:______________________________
Name:
Title:

____________________________________
Witness Signature

____________________________________

Witness Name

____________________________________

Address

____________________________________

Occupation

[Signature Page]

Amended and Restated Credit Agreement

Signed as a deed for and on behalf of

CORAL GABLES 1 LIMITED, in the presence of:

By:______________________________
Name:
Title:

____________________________________
Witness Signature

____________________________________

Witness Name

____________________________________

Address

____________________________________

Occupation

Signed as a deed for and on behalf of

CORAL GABLES 2 LIMITED, in the presence of:

By:______________________________
Name:
Title:

____________________________________
Witness Signature

____________________________________

Witness Name

____________________________________

Address

____________________________________

Occupation

[Signature Page]

Amended and Restated Credit Agreement

Signed and delivered as a deed for and on behalf of AERSALE IRELAND 1 LIMITED

By:______________________________
Name:

Title:Attorney-in-fact

in the presence of:

Witness Signature

Witness Name

Address

Occupation

AVBORNE ACCESSORY GROUP, INC.

By:
Name:
Title:

[AerSale] Amended and Restated Credit Agreement

AERSALE USA 2 SUB LLC

By:
Name:
Title:

QWEST AIR PARTS, LLC

By:
Name:
Title:

Q2 AVIATION LLC,

By:
Name:
Title:

[AerSale] Amended and Restated Credit Agreement

AIRCRAFT COMPOSITE TECHNOLOGIES, INC.

By:
Name:
Title:

[AerSale] Amended and Restated Credit Agreement

PARENT COMPANIES:

AERSALE AVIATION INC.

By:______________________________
Name:
Title:

AerSale CORPORATION

By:______________________________
Name:
Title:

monocle parent llc

By:______________________________
Name:
Title:

[Signature Page]

Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,

a national banking association,

as Agent, Lead Arranger, Book Runner and as a Lender

By:

Name:Nicholas Ply

Title:Authorized Signatory

[Signature Page]

Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE (UK) LIMITED,

as a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

CIBC BANK USA,

as Syndication Agent and a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

SYNOVUS BANK,

as Documentation Agent and a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

FIRST HORIZON BANK,

as a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

[Signature Page]

Amended and Restated Credit Agreement

Schedule B-1

Borrowing Base Certificate

Schedule C-1

COMMITMENTS

Lender	Revolving Commitment
Wells Fargo Bank, National Association	$50,000,000
CIBC Bank USA	$37,000,000
First Horizon Bank	$28,000,000
Synovus Bank	$30,000,000
PNC Bank, National Association	$25,000,000
HSBC Bank USA, National Association	$10,000,000
Total Commitments:	$180,000,000